Exhibit 10.6

EXELON CORPORATION

EMPLOYEE SAVINGS PLAN

Amended and Restated Effective as of January 1, 2013

EXELON CORPORATION EMPLOYEE SAVINGS PLAN

(i)

(ii)

(iii)

ARTICLE 1

TITLE, PURPOSE AND EFFECTIVE DATES

The title of this Plan shall be the “Exelon Corporation Employee Savings Plan.” This Plan is an amendment and restatement of the Plan as in effect on December 31, 2012, and shall be effective January 1, 2013 in respect of Participants whose employment terminates on or after such date, provided, however, that any provision that specifies a different effective date shall be effective as of such date; and provided, further that, the provisions of Article 9 (relating to participants’ stockholders rights), Article 10 (relating to special participation and distribution rules relating to reemployment of terminated employees and employment by related entities), Article 11 (relating to administration), Article 14 (relating to miscellaneous provisions) and Article 16 (relating to amendment and termination of the Plan) shall be effective for all such persons.

This Plan is designated as a “profit sharing plan” within the meaning of section 1.401-1(a)(2)(ii) of the Regulations; and is also designated as an ERISA section 404(c) Plan within the meaning of section 2550.404c-1 of the Regulations. In addition, the portion of the Plan invested in the Employer Stock Fund described in Section 6.2 is designated as an “employee stock ownership plan” within the meaning of section 4975(e)(7) of the Code and, as such, is designed to invest primarily in “qualifying employer securities” as defined in section 4975(e)(8) of the Code.

ARTICLE 2

DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings when capitalized:

(1) Administrator. The Company acting through its Director, Employee Benefit Plans & Programs, or such other person or committee appointed pursuant to Section 11.1 (relating to the Administrator, the Investment Office and the Corporate Investment Committee).

(2) Affiliate. (a) A corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision or (d) any other entity that is required to be aggregated with an Employer pursuant to Regulations promulgated under section 414(o) of the Code.

(3) After-Tax Contributions. Contributions made by a Participant pursuant to Section 5.1.

(4) After-Tax Contributions Account. The account established pursuant to Section 7.1 to which shall be credited (i) a Participant’s After-Tax Contributions, (ii) any after-tax contributions transferred to the Plan from the PECO Energy Company Employee Savings Plan (including any after-tax contributions transferred to such plan from the Philadelphia Electric Company Tax Reduction Act Stock Ownership Plan) on behalf of such Participant and (iii) earnings (or losses) thereon.

(5) Before-Tax Contributions. Contributions made on behalf of a Participant pursuant to Section 4.1. The term “Before-Tax Contributions” includes Designated Roth Contributions, if any, including Catch-Up Contributions.

(6) Before-Tax Contributions Account. The account established pursuant to Section 7.1 to which shall be credited (i) a Participant’s Before-Tax Contributions other than Catch-Up Contributions, (ii) any before-tax contributions transferred to the Plan from the PECO Energy Company Employee Savings Plan on behalf of such Participant and (iii) earnings (or losses) thereon.

(7) Beneficiary. The person or persons entitled under Section 8.5 to receive benefits in the event of the death of a Participant. For any period in which the Plan is not an “ERISA section 404(c) Plan” as defined in the Regulations under section 404(c) of ERISA, each Beneficiary shall be a “named fiduciary” within the meaning of section 402(a)(1) of ERISA for the sole purpose of directing the Trustee with respect to the exercise of shareholder rights pursuant to Article 9 (relating to Participants’ stockholder rights).

(8) Catch-Up Contributions. Before-Tax Contributions made pursuant to paragraph (d) of Section 4.1 (relating to Catch-Up Contributions) by a Participant who has attained age 50 before the close of the relevant Plan Year.

(9) Catch-Up Contributions Account. The account established pursuant to Section 7.1 for each Participant who has attained age 50 to which shall be credited a Participant’s Catch-Up Contributions

(10) CEG. Constellation Energy Group, Inc. and any of its affiliates that was an affiliate immediately before the Effective Time (as such term is defined in the Merger Agreement).

(11) Code. The Internal Revenue Code of 1986, as amended.

(12) Common Stock. The common stock, without par value, of Exelon Corporation.

(12) Company. Exelon Corporation, a Pennsylvania corporation, or any successor to such corporation that adopts the Plan pursuant to Article 13 (relating to continuance by a successor).

(13) Compensation. The normal base pay under the applicable Exelon East or West payroll of an Employee from an Employer for personal services rendered, including (i) nuclear license premiums for management employees, (ii) meter readers’ bonuses, (iii) payments attributable to worker’s compensation received from an Employer, (iv) taxable payments received by an employee under the Exelon Corporation Disability Benefit Plan, (v) solely for employees who are employed by Exelon Boston Services LLC who are represented by Local 369 of the Utility Workers Union of America, AFL-CIO, overtime pay, (vi) solely for employees who are represented by IBEW Local Union 15 and covered under the collective bargaining agreement between Commonwealth Edison Company and IBEW Local Union 15, overtime pay, but only amounts paid with respect to hours worked in excess of an Employee’s normally scheduled hours, (vii) effective January 1, 2009, differential wage payments (as defined in section 3401(h) of the Code), and excluding (i) salary continuation or lump sum payments under a severance benefit plan, or other severance arrangement, of an Employer, (ii) bonuses or incentive awards (other than meter readers’ bonuses), (iii) overtime pay for management employees, (iv) shift premiums, (v) fringe benefits, (vi) other extraordinary payments and (vii) payments made in a form other than cash, but without reduction on account of the Employee’s election to have his or her pay reduced pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code (including any such election to make a Designated Roth Contribution), a qualified transportation fringe benefit program described in section 132(f) of the Code or a cafeteria plan described in section 125 of the Code. For purposes of the preceding sentence, the normal base pay of an Employee who works and is compensated based on a shift schedule other than a basic work week consisting of five regularly scheduled eight-hour work days shall be computed by multiplying the number of regularly scheduled basic work hours for which such Employee is paid by his or her basic hourly rate, determined without regard to any premium payments made at an overtime rate for such work. An Employee’s “compensation” (within the meaning of section 415 of the Code) for any Plan Year in excess of the applicable dollar limitation contained in Section 401(a)(17) of the Code (as adjusted for changes in the cost of living pursuant to section 401(a)(17) of the Code), shall be not be taken into account for any purpose under the Plan. Notwithstanding the preceding, effective January 1, 2003, normal base pay shall also include lump sum merit increases to base pay. Notwithstanding the foregoing, an amount classified as Compensation under the preceding paragraphs shall not be Compensation for purposes of the Plan if such amount is paid to an Employee after the Employee’s severance from employment unless (i) such amount is regular compensation for services during the Employee’s regular working hours or compensation for services outside the Employee’s regular working hours and (ii) such amount is paid on or before the later of (A) 2 1⁄2 months after the Employee’s severance from employment and (B) the last day of the Plan Year during which the Employee’s severance from employment occurs. Finally, in no event shall Compensation for purposes of this Plan include any amount that is not “compensation” within the meaning of section 415(c)(3) of the Code and section 1.415(c)-2 of the Regulations.

(14) Corporate Investment Committee. The Company acting through the Committee consisting of the executives or other persons designated from time to time in the charter of such Committee.

(15) Designated Roth Contributions. Before-Tax Contributions designated as Roth contributions pursuant to Section 4.2(e) (relating to Untaxed Contributions and Designated Roth Contributions) by a Participant.

(16) Designated Roth Contributions Account. The account established pursuant to Section 7.1 for each Participant to which shall be credited all Designated Roth Contributions made on behalf of such Participant pursuant to Section 4.2(c) for Plan Years beginning on or after January 1, 2006 and earnings (or losses) thereon for each Participant who is not represented by IBEW Local Union 15 and covered under the collective bargaining agreement between Commonwealth Edison Company and IBEW Local Union 15 (“Local 15 Member”) and (b) for Plan Years beginning on or after January 1, 2009 and earning (or losses) thereon for each Participant who is a Local 15 Member.

(17) Disability. A physical or mental condition which, in the judgment of the Administrator, based upon medical reports and other evidence satisfactory to the Administrator, permanently prevents a Participant from satisfactorily performing his or her usual duties or the duties of such other position available to him and for which he is qualified by reason of his or her training, education or experience.

(18) Effective Date. January 1, 2010.

(19) Eligible Employee. An Employee other than (i) an Employee the terms of whose employment are subject to a collective bargaining agreement that does not provide for participation in this Plan, (ii) an Employee on an unpaid leave of absence (except as required by applicable law respecting Military Service), (iii) an Employee paid on the temporary payroll of an Employer who has never completed 1,000 Hours of Service in any period of twelve consecutive months beginning with the Employee’s date of employment or any anniversary thereof, (iv) an individual rendering services to an Employer who is not on the payroll of any Employer, (v) as of the Effective Time, an individual who was employed immediately prior to the Effective Time (as such term is defined in the Merger Agreement) at CEG or a facility owned immediately before the Effective Time by CEG and (vi) an individual who is newly employed on or after the Effective Time (as such term is defined in the Merger Agreement) at a facility owned immediately before the Effective Time by CEG. It is expressly intended that an individual rendering services to an Employer pursuant to any of the following agreements shall be excluded from Plan participation pursuant to clause (iv) of this subdivision even if a court or administrative agency determines that such individual is an Employee: (a) an agreement providing that such services are to be rendered as an independent contractor, (b) an agreement with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not an Employer or (c) an agreement that contains a waiver of participation in the Plan.

(20) Employee. An individual whose relationship with an Employer is, under common law, that of an employee.

(21) Employer. The Company and any other Affiliate set forth on Appendix I hereto that, with the consent of the Company elects to participate in the Plan in the manner described in Article 12 either with respect to all Employees or a particular group of Employees of such Affiliate and any successor Affiliate that adopts the Plan pursuant to Article 13. If any entity described in the preceding sentence withdraws from participation in the Plan pursuant to Section 12.2, such entity shall thereupon cease to be an Employer.

(22) Employer Matching Contributions. Contributions made by an Employer pursuant to Section 4.3.

(23) Employer Matching Contributions Account. The account established pursuant to Section 7.1 to which shall be credited (i) any Employer Matching Contributions made on behalf of a Participant, (ii) any employer matching contributions transferred to the Plan from the PECO Energy Company Employee Savings Plan (including any employer matching contributions transferred to such plan from the Philadelphia Electric Company Tax Reduction Act Stock Ownership Plan) on behalf of such Participant and (iii) earnings (or losses) thereon.

(24) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

(25) Hour of Service. Each hour for which an Employee is directly or indirectly compensated by, or entitled to receive compensation from, an Employer. For purposes of this subdivision, compensation shall mean the total earnings paid, directly or indirectly, to the Employee by an Employer, including any back pay, irrespective of mitigation of damages, either awarded to the Employee or agreed to by an Employer. The computation of Hours of Service and the periods to which Hours of Service are credited shall be determined under uniform rules adopted by the Administrator in accordance with Department of Labor regulations §2530.200b-2(b), (c) and (f).

(26) Investment Office. The Company acting through the Exelon Investment Office.

(27) Merger Agreement. That Agreement and Plan of Merger, dated as of April 28, 2011, by and among Exelon Corporation, Bolt Acquisition Corporation and Constellation Energy Group, Inc.

(28) Military Service. The performance of duty on a voluntary or involuntary basis in a “uniformed service” (as defined below) under competent authority of the United States government and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, and a period for which a person is absent from employment for the purpose of an examination to determine the fitness of the person to perform any such duty. For purposes of the preceding sentence, the term “uniformed service” means the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health service, and any other category of persons designated by the President of the United States in time of war or emergency.

(29) Participant. An Eligible Employee who satisfies the conditions set forth in Section 3.1 (relating to eligibility for Participation). An individual shall cease to be a Participant upon the complete distribution, or transfer of his or her account under the Plan. For any period in which the

Plan is not an “ERISA section 404(c) Plan” as defined in Regulations under section 404(c) of ERISA, each Participant shall be a “named fiduciary” within the meaning of section 402(a)(1) of ERISA for the sole purpose of directing the Trustee with respect to the exercise of shareholder rights pursuant to Article 9 (relating to Participants’ stockholder rights).

(30) Plan. The plan herein set forth, and as from time to time amended.

(31) Plan Year. The twelve-month period beginning on each January 1.

(32) Qualified Reservist. The term “Qualified Reservist” shall mean an individual who is (i) a member of a reserve component (as defined in chapter 1 of title 37, United States Code) and (ii) ordered or called to active duty for a period in excess of 179 days or for an indefinite period, after September 11, 2001.

(33) Regulations. Written final or temporary promulgations of the Department of Labor construing Title I of ERISA or the Internal Revenue Service construing the Code.

(34) Rollover Account. The account established pursuant to Section 7.1 to which shall be credited (i) any rollover contribution made by or on behalf of an Eligible Employee or a Participant, (ii) any rollover contribution transferred to the Plan from the PECO Energy Company Employee Savings Plan on behalf of such Participant and (iii) earnings (or losses) thereon.

(35) Spouse. The individual who is a husband or wife of a Participant as the result of a legal union between one man and one woman, within the meaning of the Defense of Marriage Act.

(36) Termination Date. (a) The date an Employee quits, retires, is discharged from employment by an Employer or dies, (b) the date the Employee’s employer ceases to be an Employer on account of its sale to a party or parties that do not qualify as an Affiliate of any Employer, (c) the first anniversary of the Employee’s first date of absence from employment by an Employer for any other reason, except as provided in clause (d) or (e) below, (d) in the case of an Employee who is absent from employment for maternity or paternity reasons, the second anniversary of the first date of such absence or (e) the last date following a period of Military Service as of which the Employee has reemployment rights under applicable law. For purposes of this subdivision, an absence from employment for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing sentences, an Employee’s absence from employment for maternity or paternity reasons or for Military Service shall not be considered in determining the Employee’s Termination Date unless the Employee, upon the Administrator’s request, provides certification that the leave was taken for one of the reasons enumerated in the preceding sentence.

(37) Trust. The trust created by agreement between the Company and the Trustee, as from time to time amended.

(38) Trust Fund. All money and property of every kind of the Trust held by the Trustee pursuant to the terms of the Trust agreement.

(39) Trustee. The trustee that executes the Trust instrument provided for in Article 6, or any successor trustee or, if there is more than one trustee acting at any time, all of such trustees collectively.

(40) Untaxed Contributions. Before-Tax Contributions not designated as Designated Roth Contributions pursuant to Section 4.2(e) (relating to Untaxed Contributions and Designated Roth Contributions) by a Participant.

(41) Untaxed Contributions Account. The account established pursuant to Section 7.1 for each Participant to which shall be credited (a) all Before-Tax Contributions that are made on behalf of the Participant pursuant to Section 4.2 for Plan Years beginning prior to January 1, 2006 with respect to a Participant who is not a Local 15 Member and for Plan Years beginning before January 1, 2009 with respect to a Participant who is a Local 15 Member, (b) any before-tax contributions transferred to the Plan from the PECO Energy Company Employee Savings Plan on behalf of such Participant, (c) all Before-Tax Contributions that are Untaxed Contributions made pursuant to Section 4.2 for Plan Years beginning on or after January 1, 2006 with respect to a Participant who is not a Local 15 Member and for Plan Years beginning before January 1, 2009 with respect to a Participant who is a Local 15 Member, and (d) earnings (or losses) thereon.

(42) Valuation Date. Each business day, as determined by the Trustee, or such other days as the Administrator may designate.

(43) VRU. The telephonic voice response unit designated by the Administrator, which may be used to make certain elections under the Plan. The VRU shall require each Participant, or Beneficiary, as the case may be, to provide such identification data as may, from time to time, be required by the VRU. The Administrator shall cause to be kept such records of VRU activity as it shall deem necessary or appropriate, and such records shall constitute valid authorization of the elections made by each Participant and Beneficiary for all purposes of the Plan and applicable Regulations. No written authorization shall be required from a Participant or Beneficiary after an election has been made by calling the VRU.

ARTICLE 3

PARTICIPATION

Section 3.1. Eligibility for Participation.

Each Eligible Employee who immediately before the Effective Date was a Participant in the Plan shall continue to be a Participant as of the Effective Date. Each other Eligible Employee who is a member of a bargaining unit represented by IBEW Local Union 15 shall be eligible to become a Participant on the first day of the payroll period coinciding with or next following the date he or she has completed three months of employment with an Employer (regardless of the number of Hours of Service actually performed). Each other Eligible Employee who is not a member of a bargaining unit represented by IBEW Local Union 15 shall be eligible to become a Participant on the first day of the payroll period coinciding with or next following the date of his or her employment.

Section 3.2. Applications for Before-Tax Contributions and After-Tax Contributions.

(a) Regular Payroll Before-Tax and After-Tax Contributions. Each Eligible Employee who desires to commence Before-Tax Contributions or After-Tax Contributions shall make a request in the manner prescribed by the Administrator specifying the Employee’s chosen rate of Before-Tax Contributions for each payroll period or his or her chosen rate of After-Tax Contributions for each payroll period, or both. Such request shall authorize the Employee’s Employer to reduce the Eligible Employee’s Compensation by the amount of any such Before-Tax Contributions, to make regular payroll deductions of any such After-Tax Contributions or both, as the case may be. The request shall also specify the Employee’s investment elections pursuant to Section 7.1(b) and shall evidence the Employee’s acceptance of and agreement to all provisions of the Plan. In addition, an Eligible Employee who is not a member of a bargaining unit represented by IBEW Local Union 15 on the date of his or her employment may elect, in accordance with the provisions of this paragraph (a), to become a Participant on the first day of the payroll period coinciding with or next following such date. All requests to commence contributions pursuant to this paragraph (a) shall be effective as of such time after the Administrator (or its delegate) receives such request as shall be established by the Administrator, provided, that all such requests shall be effective on the first day of a payroll period commencing not more than 30 days after receipt thereof by the Administrator (or its delegate).

(b) Quarterly Incentive Award Before-Tax Contributions. With respect to quarterly incentive awards earned prior to January 1, 2002, each Eligible Employee may request, in the manner prescribed by the Administrator, to reduce his or her compensation by an amount equal to 100 percent of any such quarterly incentive awards that would otherwise be paid to such Participant; provided, however, that for the 2001 Plan Year, such reduction shall be available solely with respect to quarterly incentive awards payable on or after the later of (i) March 31, 2001 and (ii) the first date thereafter which the Administrator determines is administratively practicable with respect to Employees of such Participant’s Employer. Before-Tax Contributions pursuant to this paragraph (b) shall be invested in accordance with the Participant’s investment election under paragraph (a) of this Section 3.2 (or, if no such election is in effect, in accordance with an investment election made by such Participant in the manner prescribed by the Administrator).

(c) Automatic Enrollment for Certain Employees. (i) Deemed Election of Default Before-Tax Contributions. A Participant whose hire date is on or after April 6, 2009 and who does not make an election pursuant to paragraph (a) of this Section 3.2 to make Before-Tax Contributions or After-Tax Contributions shall be deemed to have elected to make Before-Tax Contributions (“Default Before-Tax Contributions”) equal to 3 percent (“Default Percentage”) of his or her Compensation for each payroll period and to have his or her Employer reduce his or her Compensation by the amount thereof. Such Participant’s Default Percentage will increase by 1 percent each Plan Year, beginning with the second Plan Year that begins after the Default Percentage first applies to the Participant, until it reaches 5 percent. The increase will be effective March 1 of each applicable Plan Year. Notwithstanding the foregoing, in the event a Participant’s initial Default Before-Tax Contribution occurs during the period commencing on December 1 and ending the last day of February, the initial increase to such Participant’s Default Percentage shall commence on the March 1 of the calendar year following the first anniversary of the Participant’s initial Default Before-Tax Contribution. The effective date of such Participant’s deemed election shall be 90 days after the Participant receives a notice of his or her rights and obligations under this paragraph (c)(i) (the “Automatic Enrollment Notice”). During the 90-day period after the Participant receives the Automatic Enrollment Notice, the Participant shall have an opportunity to make an affirmative election to (1) not have any Default Before-Tax Contributions made on his or her behalf or (2) have Before-Tax Contributions made in a different amount or percentage of Compensation by giving direction to the Administrator (or its delegate) in the manner prescribed by the Administrator. Any deemed election described in this paragraph (c)(i) shall be effective only with respect to Compensation not currently available to the Participant. Each Participant whose hire date is on or after April 6, 2009 shall be a “covered employee” for purposes of section 1.414(w)-1(e)(3) of the Regulations, regardless of whether such Participant makes an affirmative election regarding Before-Tax Contributions. Notwithstanding the foregoing, an Employee who on or after April 6, 2009 becomes eligible to participate in the Plan as a result of the Employee’s rehire by an Employer shall not be deemed to have made an election automatically to have Before-Tax Contributions made on his or her behalf pursuant to this paragraph (c)(i) or deemed to be a “covered employee.”

(ii) Withdrawal of Default Before-Tax Contributions. A covered employee deemed to elect Default Before-Tax Contributions pursuant to paragraph (c)(i) may elect, no later than 90 days after the first payroll date that the first Default Before-Tax Contributions on behalf of the covered employee occurs, to receive a distribution equal to the amount of all such contributions (adjusted for earnings and losses and reduced by any applicable fees) made with respect to the covered employee through the earlier of (1) the pay date for the second payroll period that begins after the covered employee’s withdrawal request and (2) the first pay date that occurs after 30 days following the covered employee’s request. An election by a covered employee to withdraw Default Before-Tax Contributions pursuant to this paragraph (c)(ii) shall be deemed to be an election by the covered employee, as of the date of the withdrawal election, to reduce his Before-Tax Contribution percentage to 0 percent (subject to any affirmative election by the covered employee to the contrary).

Section 3.3. Transfer to Affiliates.

If a Participant is transferred from one Employer to another Employer or from an Employer to an Affiliate, such transfer shall not terminate the Participant’s participation in the Plan and such Participant shall continue to participate in the Plan until an event occurs that would have terminated his or her participation had the Participant continued in the service of an Employer until the occurrence of such event; provided, however, that a Participant shall not be entitled (i) to make contributions to the Plan, or (ii) to have contributions made on his or her behalf to the Plan during any period of employment by any Affiliate that is not an Employer with respect to such Participant. Periods of employment with an Affiliate shall be taken into account only to the extent set forth in Section 10.4 (relating to employment by Affiliates). Payments received by a Participant from an Affiliate that is not an Employer with respect to such Participant shall not be treated as compensation for any purposes under the Plan.

ARTICLE 4

EMPLOYER CONTRIBUTIONS

Section 4.1. Before-Tax Contributions.

(a) Initial Election Respecting Regular Payroll Before-Tax Contributions. Subject to the limitations set forth in Sections 4.2 (relating to the 402(g) annual limit on Before-Tax Contributions), 4.4 (relating to limitations on contributions for highly compensated Eligible Employees), 4.5 (relating to the limitation on Employer contributions) and 7.4 (relating to limitations on allocations imposed by section 415 of the Code), each Employer shall contribute (i) on behalf of each Participant who is an Eligible Employee of such Employer and is a member of a bargaining unit represented by IBEW Local Union 15 an amount equal to a whole percentage not less than 1 and not more than 15 percent of such Participant’s Compensation for each payroll period as designated by the Participant in his or her request pursuant to Section 3.2(a), and (ii) on behalf of any other Participant who is an Eligible Employee of such Employer an amount equal to a whole percentage not less than 1 and not more than 20 percent and, effective as of January 1, 2006, 50 percent, of such Participant’s Compensation for each payroll period as designated by the Participant on his or her request pursuant to Section 3.2(a). Before-Tax Contributions described in the preceding sentence shall be delivered to the Trustee no less frequently than bi-weekly. In addition, if back-pay is awarded to a Participant who is an Eligible Employee and any portion of such back-pay constitutes Compensation as defined in subdivision (13) of Article 2 (relating to the definition of Compensation), the Employer of such Participant shall contribute on behalf of such Participant an amount equal to the Before-Tax Contribution percentage, which was most recently chosen by the Participant in his or her request pursuant to Section 3.2(a), of such back-pay that constitutes Compensation. A Before-Tax Contribution described in the preceding sentence shall be treated under the Plan in the same manner as all other Before-Tax Contributions and shall be delivered to the Trustee as soon as practicable after the back-pay is paid to the Participant.

If a Participant receives a hardship withdrawal pursuant to Section 8.1(a), then: (1) all Before-Tax Contributions made on behalf of such Participant pursuant to this Section 4.1 and After-Tax Contributions made by the Participant pursuant to Section 5.1 shall cease beginning with the first payroll period beginning after the date on which the Participant receives such hardship withdrawal; and (2) such Participant shall not again be eligible to elect such contributions until the first payroll period that coincides with or follows the date on which contributions ceased by six months.

(b) Changes in the Rate or Suspension of Regular Payroll Before-Tax Contributions. A Participant’s Before-Tax Contributions pursuant to paragraph (a) of this Section 4.1 shall continue in effect at the rate designated by a Participant in his or her request until the Participant changes such designation or suspends such contributions. A Participant may change such designation at any time by giving direction to the Administrator (or its delegate) in the manner prescribed by the Administrator. Any such direction shall be limited to the contribution rates described in paragraph (a) of this Section 4.1.

A Participant may suspend future Before-Tax Contributions pursuant to paragraph (a) of this Section 4.1 by giving notice to the Administrator (or its delegate) in the manner prescribed by the Administrator. A Participant who has ceased Before-Tax Contributions pursuant to this subsection may resume Before-Tax Contributions by so directing the Administrator (or its delegate) in the manner prescribed by the Administrator. All such directions to change the rate of, suspend or resume Before-Tax Contributions shall be effective as of such time after the Administrator (or its delegate) receives any such direction as shall be established by the Administrator, provided that such direction shall be effective on the first day of a payroll period commencing not more than 30 days after receipt thereof by the Administrator (or its delegate).

(c) Elections Respecting Quarterly Incentive Award Before-Tax Contributions. With respect to quarterly incentive awards earned prior to January 1, 2002, and subject to the limitations set forth in subdivision (13) of Article 2 (relating to the $170,000 limitation on Compensation) and Sections 4.2 (relating to the 402(g) limit on Before-Tax Contributions), 4.4 (relating to limitations on contributions for highly compensated Eligible Employees), 4.5 (relating to the limitation on Employer contributions) and 7.4 (relating to limitations on allocations imposed by section 415 of the Code), each Employer shall contribute on behalf of each Participant who has filed a request in accordance with Section 3.2(b) an amount equal to 100 percent of the amount of any such quarterly incentive awards payable to such Participant on or after the effective date of such request. A Participant’s Before-Tax Contributions pursuant to this paragraph (c) shall continue in effect until the Participant suspends such contributions. A Participant may suspend such contributions by giving direction to the Administrator (or its delegate) in the manner prescribed by the Administrator. Any such direction to suspend Before-Tax Contributions pursuant to this paragraph (c) shall be effective beginning with the quarterly incentive award payable in the calendar quarter immediately following the calendar quarter in which such direction is received by the Administrator (or its delegate). Before-Tax Contributions pursuant to this paragraph (c) shall be delivered to the Trustee not later than the fifteenth business day of the month following the month in which the related quarterly incentive award is payable.

(d) Catch-Up Contributions. Effective for payroll periods beginning on or after August 1, 2002, each Participant who pursuant to paragraph (a) of this Section 4.1 is eligible to make Before-Tax Contributions for any Plan Year and who shall attain age 50 before the close of such Plan Year shall be eligible to have Before-Tax Contributions made in addition to those described in paragraph (a) of this Section 4.1 (“Additional Before-Tax Contributions”) if no other Before-Tax Contributions to be made pursuant to paragraph (a) of this Section 4.1 may be made to the Plan for such payroll period by reason of the limitations of Section 4.2 (relating to the 402(g) annual limit on Before-Tax Contributions). Notwithstanding the preceding sentence, in no event shall the amount of Additional Before-Tax Contributions exceed (i) in the case of a Participant who is represented by IBEW Local Union 15 and covered under that certain Collective Bargaining Agreement dated September 15, 2000 between Commonwealth Edison Company and IBEW Local Union 15, 40 percent of such Participant’s Compensation for any payroll period, and (ii) in the case of any other Participant, 50 percent of such Participant’s Compensation for any payroll period. Such Additional Before-Tax Contributions shall be elected, made, suspended, resumed and credited in a manner similar to that described in paragraphs (a), (b) and (c) of this Section 4.1 and in accordance with and subject to such additional rules and limitations of section 414(v) of the

Code and otherwise as the Administrator determines. To the extent such Additional Before-Tax Contributions are not “Catch-Up Contributions” as defined for purposes of section 414(v) of the Code, they shall be taken into account, and to the extent such Additional Before-Tax Contributions are Catch-Up Contributions they shall not be taken into account, for purposes of Article 4 or 7 or other provisions of the Plan implementing the required limitations of sections 401(k)(3), 401(k)(11), 401(k)(12), 402(g), 404, 410(b), 415 or 416 of the Code, as applicable.

Section 4.2. 402(g) Annual Limit on Before-Tax Contributions.

(a) General Rule. Notwithstanding the provisions of Section 4.1 (relating to Before-Tax Contributions), a Participant’s Before-Tax Contributions for any calendar year, together with amounts contributed under all other plans and arrangements maintained by an Employer or Affiliate and described in sections 401(k), 408(k), 408(p) or 403(b) of the Code, and excluding any Additional Before-Tax Contributions made to the Plan pursuant to paragraph (d) of Section 4.1 which are Catch-Up Contributions described in such paragraph or Default Before-Tax Contributions that are withdrawn pursuant to paragraph (c)(ii) of Section 3.2, shall not exceed the applicable dollar amount under section 402(g) of the Code (as adjusted for cost-of-living increases in accordance with section 402(g)(5) of the Code) for such calendar year.

(b) Correction of Excess Before-Tax Contributions. If for any calendar year a Participant determines that the aggregate of the (i) Before-Tax Contributions to this Plan, excluding any Additional Before-Tax Contributions made to the Plan pursuant to paragraph (d) of Section 4.1 which are Catch-Up Contributions described in such paragraph, and (ii) amounts contributed under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code will exceed the limit imposed by paragraph (a) of this Section 4.2 for the calendar year in which such contributions were made (“Excess Before-Tax Contributions”), such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the

Administrator, be allowed to submit a written request that the Excess Before-Tax Contributions plus any income and minus any loss allocable thereto be distributed to him or her. The request described in this subsection shall be made in the manner and form prescribed by the Administrator and shall state the amount of the Participant’s Excess Before-Tax Contributions for the calendar year. The request shall be accompanied by the Participant’s written statement that if such Excess Before-Tax Contributions are not distributed, such Excess Before-Tax Contributions, when added to amounts deferred under other plans or arrangements described under sections 401(k), 408(k), or 403(b) of the Code, excluding any contributions which are Catch-Up Contributions described in section 414(v) of the Code, will exceed the limit for such Participant under section 402(g) of the Code. A distribution of Excess Before-Tax Contributions (reduced by any amounts recharacterized or distributed pursuant to paragraph (e)(1) of Section 4.4 (relating to adjustments to comply with section 401(k)(3) of the Code)) shall be made no later than the applicable time period set forth in the Code and Regulations thereunder following the end of the Plan Year for which such Excess Before-Tax Contributions were made, plus any income and minus any loss allocable thereto through the end of such Plan Year. The amount of any income or loss allocable to such Excess Before-Tax Contributions shall be determined pursuant to applicable Regulations. If Excess Before-Tax Contributions are distributed pursuant to this Section 4.2, any corresponding Employer Matching Contributions allocated to the Participant’s Employer Matching Contributions Account, adjusted for income or loss pursuant to Regulations, to which such Participant would be entitled under Section 8.3 (relating to distributions upon termination of employment) if such Participant had terminated employment on the last day of the calendar year during which contributions were made (or earlier if such Participant actually terminated employment at an earlier date) shall be distributed to such Participant and any remaining amount of such corresponding Employer Matching Contributions, adjusted for income or loss, shall be forfeited.

Notwithstanding the provisions of this paragraph, any such Excess Before-Tax Contributions shall be treated as “annual additions” for purposes of Section 7.4 (relating to limitations on allocations imposed by section 415 of the Code) and shall not be disregarded as Before-Tax Contributions for purposes of determining the average deferral percentage described in Section 4.4(d)(1) or, to the extent applicable, the average contribution percentage described in Section 4.4(d)(2), except that in the case of a non-highly compensated eligible employee, as that term is defined in Section 4.4(d)(4), such Excess Before-Tax Contributions shall be ignored to the extent that such contributions are prohibited pursuant to section 401(a)(30) of the Code, which requires that Before-Tax Contributions not exceed the limit described in paragraph (a) of Section 4.2 (relating to the annual limit on Before-Tax Contributions). Any distribution of Excess Before-Tax Contributions to a Participant shall be treated as a distribution of the Untaxed Contributions, up to the extent Untaxed Contributions have been made by such Participant to the Plan for such Plan Year and, to the extent that distributions of Excess Before-Tax Contributions to such Participant exceed the Participant’s Untaxed Contributions for such Plan Year, the distributions of Excess Before-Tax Contributions shall be treated as Designated Roth Contributions made by the Participant to the Plan for the Plan Year.

(c) Untaxed Contributions and Designated Roth Contributions. Effective for Before-Tax Contributions made (i) in the case of a Participant who is not a Local 15 Member, for the 2006 Plan Year and thereafter, and (ii) in the case of a Participant who is a Local 15 Member, for the 2009 Plan Year and thereafter, an election made by a Participant to commence, change, suspend or resume Before-Tax Contributions pursuant to this Section 4.2 shall designate the portion of such contributions that are to be Designated Roth Contributions includible in the Participant’s gross income when made pursuant to section 402A of the Code. Such designation is irrevocable with respect to contributions made or to be made with respect to Compensation currently available. Any such election made by a Participant which does not expressly designate a portion of Before-Tax Contributions as Designated Roth Contributions shall be deemed to designate no portion of Before-Tax Contributions as Designated Roth Contributions. Any Before-Tax Contributions that are not Designated Roth Contributions are referred to herein as Untaxed Contributions.

Section 4.3. Employer Matching Contributions.

(a) Amount of Contributions. Subject to the limitations set forth in Sections 4.4 (relating to limitations on contributions for highly compensated Eligible Employees), 4.5 (relating to the limitations on Employer contributions) and 7.4 (relating to limitations on allocations imposed by section 415 of the Code), and except as otherwise provided below, each Employer shall contribute the following for each payroll period on behalf of each Participant who is an Employee of such Employer:

(i)	Effective beginning with the first payroll period in January 1, 2009, for each Participant who is a member of a bargaining unit represented by IBEW Local Union 15, an amount equal to 100 percent of Matched Contributions, as defined below, but only to the extent that Matched Contributions do not exceed 5 percent of the Participant’s Compensation for the payroll period;

(ii)	For each Participant who is covered under the collective bargaining agreement between Exelon Power Services LLC and Local 369 of the Utility Workers Union of America, AFL-CIO, if such Participant has completed less than 5 months of service with an Employer, no contribution shall be made; if such Participant has completed more than 5 months of service but fewer than 12 months of service with an Employer, an amount equal to 50% of Matched Contributions, as defined below, but only the extent that Matched Contributions do not exceed 3 percent of the Participant’s Compensation for the payroll period; if such Participant has completed at least 12 months of service with an Employer, an amount equal to 100% of Matched Contributions, but only to the extent that Matched Contributions do not exceed 3 percent of the Participant’s Compensation for the payroll period. For purposes of this paragraph, a month of service shall mean a consecutive period of employment during which the Employee is employed by an Employer ending on the monthly anniversary of the Employee’s date of hire. A Participant who is credited with an additional month of service during a pay period and becomes eligible to receive an increased Employer Matching Contribution, shall not be entitled to receive an increased Employer Matching Contribution until the first full payroll period following the payroll period in which such Participant is credited with such additional month of service;

(iii)	For each Participant who is classified as a non-exempt craft employee or clerical employee assigned to the Peachbottom, Limerick, Outage Services East or Texas generating plant, an amount equal to 100 percent of Matched Contributions, as defined below, but only to the extent that Matched Contributions do not exceed 5 percent of the Participant’s Compensation for the payroll period; and

(iv)	For each other Participant, an amount equal to 60 percent of Matched Contributions, as defined below, but only to the extent that Matched Contributions do not exceed 5 percent of the Participant’s Compensation for the payroll period.

In addition, each Participant described in clause (iv) of the preceding paragraph shall be eligible to receive a “Profit Sharing Matching Contribution,” provided that such Participant either (i) is an Employee of such Employer on the last day of such Plan Year, (ii) is not employed on such day as a result of an approved unpaid leave of absence during such Plan Year, (iii) terminates employment during such Plan Year (1) after attaining age 50 and completing at least 10 years of service, as determined by the Administrator, (2) as a result of circumstances entitling the Participant to separation benefits under an Employer’s severance benefit plan, (3) as a result of a disability that entitles the Participant to benefits under an Employer’s long-term disability plan, or (4) on account of the Participant’s death. The “Profit Sharing Matching Contribution” shall be an amount (if any) determined by the Board of Directors of the Company (or the Compensation Committee thereof) in its sole discretion based on attainment of specified performance goals, and not exceeding 60% of a Participant’s Matched Contributions, as defined below, for each payroll period, but only to the extent that such Matched Contributions do not exceed 5 percent of the Participant’s Compensation for the payroll period.

For purposes of this Section 4.3, “Matched Contributions” means the sum of (i) the Before-Tax Contributions made on behalf of the Participant for a payroll period, excluding Before-Tax Contributions made with respect to any quarterly incentive awards pursuant to paragraph (b) of Section 3.2, excluding Additional Before-Tax Contributions which are Catch-Up Contributions described in section 414(v) of the Code and excluding Default Before-Tax Contributions distributed pursuant to paragraph (c)(ii) of Section 3.2 (relating to withdrawal of Default Before-Tax Contributions), and (ii) the After-Tax Contributions made by the Participant for such payroll period. Any Employer Matching Contributions made by an Employer with respect to Default Before-Tax Contributions that are withdrawn pursuant to paragraph (c)(ii) of Section 3.2, plus any earnings, shall be forfeited and used to reduce future Employer Matching Contributions made by an Employer pursuant to this Section.

In addition to the Employer Matching Contributions described above, in the case of a New England Plan Participant, as defined in Supplement IV attached hereto, whose Before-Tax Contributions exceed the limit described in Section 4.2 (relating to the 402(g) annual limit on Before-Tax Contributions), an additional Employer Matching Contribution shall be made on behalf of such Participant in an amount equal to the amount described in clause (iii) above assuming that such Participant had continued making the same rate of Before-Tax Contributions that were in effect with respect to such Participant at the time such Before-Tax Contributions exceeded the limit described in Section 4.2.

(b) Special Part-Time Employees. Notwithstanding paragraph (a) hereof, no Employer shall make a contribution pursuant to this Section 4.3 on behalf of any Participant who is a “part-time regular employee” as defined in an Agreement dated July 23, 1993 between the Company and the System Council U-25, I.B.E.W. (the “July 23, 1993 Agreement”), unless one of the following applies:

(1)	the Participant had in effect on July 23, 1993 an authorization to make contributions under the Plan as then in effect and elected pursuant to the July 23, 1993 Agreement and request by the Company to become a part-time regular employee during the initial staffing period that began July 23, 1993 and ended December 31, 1993 (the “Initial Staffing Period”);

(2)	the Participant had in effect on the date the Participant became a part-time regular employee an authorization to make contributions under the Plan as then in effect and chose the Option II Benefits Package as described in the July 23, 1993 Agreement, as amended;

(3)	the Participant did not have in effect on the date the Participant became a part-time regular employee an authorization to make contributions under the Plan as then in effect and elected pursuant to the July 23, 1993 Agreement and request by the Company to become a part-time regular employee during the Initial Staffing Period; provided such Participant had in effect on any date after December 24, 1995 and before February 20, 1996 an authorization to make contributions under the Plan; or

(4)	the Participant elected other than pursuant to the July 23, 1993 Agreement to become a part-time regular employee during the Initial Staffing Period; provided that such Participant had in effect on any date after December 24, 1995 and before February 20, 1996 and authorization to make contributions under the Plan.

(c) Time of Delivery of Contributions. Employer Matching Contributions for any Plan Year shall be delivered to the Trustee at the same time the Before-Tax contributions or After-Tax Contributions to which such Employer Matching Contributions relate are delivered to the Trustee.

Section 4.4. Limitations on Contributions for Highly-Compensated Eligible Employees.

(a) Limits Imposed by Section 401(k)(3) of the Code. Notwithstanding the provisions of Section 4.1 (relating to Before-Tax Contributions), if the Before-Tax Contributions for a Plan Year fail, or in the judgment of the Administrator are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (e)(1) of this Section 4.4 shall be made.

(1)	The average deferral percentage for the group consisting of highly compensated eligible employees of all Employers does not exceed the product of the average deferral percentage for the group consisting of non-highly compensated eligible employees multiplied by 1.25.

(2)	The average deferral percentage for the group consisting of highly compensated eligible employees of all Employers (i) does not exceed the average deferral percentage for the group consisting of non-highly compensated eligible employees by more than two percentage points, and (ii) does not exceed two times the average deferral percentage for such group.

Effective for payroll periods beginning on or after August 1, 2002, any Additional Before-Tax Contributions which are “Catch-Up Contributions” described in paragraph (d) of Section 4.1 shall not be considered as Before-Tax Contributions for purposes of determining whether the tests set forth in paragraphs (1) and (2) of this subsection are satisfied or for purposes of making any adjustments prescribed in paragraph (e) of this Section 4.4.

(b) Limits Imposed by Section 401(m) of the Code. Notwithstanding the provisions of Section 4.3 (relating to Employer Matching Contributions) and Section 5.1 (relating to After-Tax Contributions), if the Employer Matching Contributions and After-Tax Contributions for a Plan Year fail, or in the judgment of the Administrator are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (e)(2) of this Section 4.4 shall be made.

(1)	The average contribution percentage for the group consisting of highly compensated eligible employees of all Employers does not exceed the product of the average contribution percentage for the group consisting of non-highly compensated eligible employees multiplied by 1.25.

(2)	The average contribution percentage for the group consisting of highly compensated eligible employees of all Employers (i) does not exceed the average contribution percentage for the group consisting of non-highly compensated eligible employees by more than two percentage points, and (ii) does not exceed two times the average contribution percentage for such group.

(c) Aggregate Limit on Contributions. Deleted in its entirety.

(d) Definitions. For purposes of this Section 4.4:

(1)	the “average deferral percentage” for a group of Eligible Employees with respect to a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the Before-Tax Contributions made for the benefit of such Eligible Employee to the total compensation paid to such Eligible Employee for the portion of such Plan Year during which such Eligible Employee was a Participant, except that no Additional Before-Tax Contributions which are “Catch-Up Contributions” described in paragraph (d) of Section 4.1 or Default Before-Tax Contributions that are withdrawn pursuant to paragraph (c)(ii) of Section 3.2 shall be considered as Before-Tax Contributions for purposes of determining a Participant’s average deferral percentage;

(2)	the “average contribution percentage” for a group of Eligible Employees with respect to a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the Employer Matching Contributions made, After-Tax Contributions made and, in the Administrator’s sole discretion, to the extent permitted under Regulations or otherwise under the Code, the Before-Tax Contributions made during such year for the benefit of such Eligible Employee, except that no Additional Before-Tax Contributions which are “Catch-Up Contributions” described in paragraph (d) of Section 4.1, shall be considered as Before-Tax Contributions for purposes of determining a Participant’s average contribution percentage, to such Eligible Employee’s compensation for the portion of such Plan Year during which such Eligible Employee was a Participant;

(3)	the term “highly compensated eligible employee” shall mean any Eligible Employee who is a Participant, who performs service in the determination year and who (a) is a 5%-owner (as determined under section 416(i)(1)(A)(iii) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) both (1) is paid compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with section 414(q) of the Code) from an Employer for the preceding Plan Year, and (2) is in the group of employees consisting of the top 20% of the employees of the Employer and its Affiliates when ranked on the basis of compensation paid during such preceding Plan Year;

(4)	the term “non-highly compensated eligible employee” shall mean any Eligible Employee who is a Participant, who performs services in the determination year and is not a highly compensated eligible employee;

(5)	the term “compensation” shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Administrator, any other meaning in accordance with the Code for these purposes, except that for purposes of determining whether an Eligible Employee is a “highly compensated eligible employee”, as described in paragraph (d)(3) of this Section 4.4, “compensation” shall have the meaning set forth in section 415(c)(3) of the Code;

(6)	if this Plan and one or more other plans of the Employer to which Before-Tax Contributions, After-Tax Contributions, or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section. If a highly compensated eligible employee participates in this Plan and one or more other plans of the Employer to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section 4.4; and

(7)	if this Plan benefits Employees who are included in a unit of employees covered by a collective bargaining agreement and employees who are not included in such collective bargaining unit, this Plan shall be treated as comprising two or more separate plans, as determined by the Administrator in accordance with applicable Regulations, for purposes of this Section 4.4. If such other plan has a plan year that is different from the Plan Year of this Plan, then the highly compensated eligible employee’s contributions made to such other plan during the Plan Year of this Plan shall be aggregated with contributions of the same type made to this Plan for such Plan Year for purposes of determining the average deferral percentage and average contribution percentage for this Plan for such Plan Year for the group of highly compensated eligible employees.

This paragraph is inserted at the request of the Internal Revenue Service in order to obtain a favorable determination letter. In computing the “average deferral percentage” for a group of Eligible Employees with respect to a Plan Year, the Before-Tax Contributions that will be taken into account for such Plan Year will be only those that relate to compensation that would have been received by the Eligible Employee in the Plan Year or is attributable to services performed by the Eligible Employee in the Plan Year and would have been received by the Eligible Employee within 2-1/2 months after the close of the Plan Year. In computing the “average contribution percentage” for a group of Eligible Employees with respect to a Plan Year, (i) an After-Tax Contribution will be taken into account only if it is paid to the Trust during such Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable time after the end of the Plan Year; (ii) an excess contribution that is recharacterized will be taken into account during the Plan Year in which the contribution would have been received in cash by the Eligible Employee had the Eligible Employee not elected to defer the contribution; (iii) an Employer Matching Contribution will be taken into account only if it is made on account of the Eligible Employee’s Before-Tax Contributions or After-Tax Contributions, allocated to the Eligible Employee’s Account as of a date within that Plan Year and paid to the Trust by the end of the twelfth month following the close of such Plan Year; and (iv) qualified matching contributions which are used to meet the requirements of section 401(k)(3)(A) of the Code are not to be taken into account for purposes of the actual deferral percentage test of section 401(m) of the Code. To the extent required by law, the following will be treated as separate plans for purposes of sections 401(a)(4) and 410(b) of the Code: (i) the portion of the Plan that is a 401(k) plan, (ii) the portion of the Plan that is a section 401(m) plan; (iii) the portion of the plan that provides for contributions other than elective, employee or matching; (iv) the portion of the Plan that is an ESOP; and (v) the portion of the plan that is not an ESOP.

(e) Adjustments to Comply with Limits.

(1) Adjustments to Comply with Section 401(k)(3) of the Code. The Administrator shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in paragraph (a)(1) or (a)(2) of this Section 4.4 shall be satisfied during a Plan Year, and, if it appears to the Administrator that neither of such tests will be satisfied, the Administrator shall take such steps as it deems necessary or appropriate to reduce or otherwise adjust the Before-Tax Contributions contributed or to be contributed for all or a portion of such Plan Year on behalf of Participants who are highly compensated eligible employees to the extent necessary in order for one of such tests to be satisfied. If, as of the end of the Plan Year, the Administrator determines that, notwithstanding any adjustments made pursuant to the preceding sentence, neither of the tests set forth in paragraph (a)(1) and (a)(2) of this Section 4.4 shall be satisfied with respect to such Plan Year, the total amount by which Before-Tax Contributions must be reduced in order to satisfy either such test shall be calculated in the manner prescribed by section 401(k)(8)(B) of the Code (the “excess contributions amount”). The Before-Tax Contributions made on behalf of the Participant who is a highly compensated eligible employee and whose actual dollar amount of Before-Tax Contributions is the highest shall be reduced until such dollar amount equals the next highest actual dollar amount of Before-Tax Contributions made for such Plan Year on behalf of any highly compensated employee, or until the total reduction equals the excess contributions amount. If further reductions are necessary, then the Before-Tax Contributions on behalf of each Participant who is a highly compensated eligible employee and whose actual dollar amount of Before-Tax Contributions is the highest (after the reduction described in the preceding sentence) shall be reduced in accordance with the previous sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount.

To the extent that the sum of such reductions with respect to a Participant and the amount of other After-Tax Contributions allocated to such Participant’s After-Tax Contributions Account does not exceed 20 percent (10 percent in the case of a Participant who is a member of a bargaining unit represented by IBEW Local Union 15) of the Participant’s Compensation, the amount of such reductions shall be treated as an After-Tax Contribution. To the extent such amount cannot be treated as an After-Tax Contribution because of the limitation described in the preceding sentence, such amount, plus any income and minus any loss allocable thereto through the end of the Plan Year for which the After-Tax Contribution was made, shall be distributed to such Participant no later than the last day of the subsequent Plan Year and the Participant shall forfeit any corresponding Employer Matching Contributions related thereto plus any income and minus any loss allocable thereto through the end of the Plan Year for which the Employer Matching Contribution was made. The Participant shall designate the extent to which such distributed excess contributions are treated as Untaxed Contributions or Designated Roth Contributions (but only up to the extent that such types of contributions were made by the Participant to the Plan for the Plan Year) and, in the event that any such designation is not made or is incomplete, such distributed excess contributions shall be treated as Untaxed Contributions up to the extent Untaxed Contributions were made to the Plan for the Plan Year and, to the extent that such distributed excess contributions exceed such Untaxed Contributions, such excess contributions shall be treated as distributions of Designated Roth Contributions made to the Plan for the Plan Year.

The amount of Before-Tax Contributions to be distributed to a Participant pursuant to this Section shall be reduced by any Before-Tax Contributions previously distributed to such Participant pursuant to Section 4.2(b) (relating to correction of Excess Before-Tax Contributions) for such Plan Year. The amount of any income or loss allocable to any such reductions to be so distributed shall be determined pursuant to Regulations. The unadjusted amount of any such reductions so distributed shall be treated as “annual additions” for purposes of Section 7.4 (relating to limitations on allocations imposed by section 415 of the Code).

(2) Adjustments to Comply with Section 401(m) of the Code. The Administrator shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in paragraph (b)(1) or (b)(2) of this Section 4.4 shall be satisfied during a Plan Year, and, if it appears to the Administrator that neither of such tests will be satisfied, the Administrator shall take such steps as it deems necessary or appropriate to adjust the Employer Matching Contributions made, After-Tax Contributions made, and any Before-Tax Contributions treated as Employer Matching Contributions pursuant to paragraph (d)(2) of this Section 4.4 for all or a portion of such Plan Year on behalf of Participants who are highly compensated eligible employees to the extent necessary in order for one of such tests to be satisfied. If after the end of a Plan Year it is determined that regardless of any steps taken neither of the tests set forth in paragraph (b)(1) or (b)(2) of this Section 4.4 shall be satisfied with respect to such Plan Year, the Administrator shall calculate the total amount by which any such contributions on behalf of Participants who are highly compensated eligible employees must be reduced in order to satisfy either such test, in the manner prescribed by section 401(m)(6) of the Code (the “excess aggregate contributions amount”). The amount to be reduced with respect to Participants who are highly compensated eligible employees shall be determined by first reducing the After-Tax Contributions (including Before-Tax Contributions recharacterized as After-Tax Contributions pursuant to paragraph (e)(1) of this Section 4.4) and then by reducing the Employer Matching Contributions for each Participant whose actual dollar amount of such aggregate contributions for such Plan Year is highest until such reduced dollar amount equals the next highest dollar amount of such contributions for such Plan Year on behalf of any other highly compensated eligible employee, or until the total reduction equals the excess aggregate contributions amount. If further reductions are necessary, such contributions on behalf of each Participant who is a highly compensated eligible employee and whose actual dollar amount of such contributions is the highest (after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary until the total reduction equals the excess aggregate contributions amount. If After-Tax Contributions are distributed pursuant to this paragraph (e)(2), any corresponding Employer Matching Contributions related thereto plus any income and minus any loss allocable through the end of the Plan Year for which the Employer Matching Contributions were made to which such Participant would be entitled under Section 8.3 (relating to distributions upon termination of employment) if such Participant had terminated employment on the last day of the Plan Year for which contributions were made (or earlier if any such Participant actually terminated employment at any earlier date) shall also be distributed with such After-Tax Contributions (and taken into account to determine whether further reductions are necessary), and any remaining amount of such corresponding Employer Matching Contributions plus any income and minus any loss allocable through the end of the Plan Year for which the Employer Matching Contributions were made shall be forfeited. If the reductions required by this subparagraph exceed the amount of After-Tax Contributions made or to be made by any Participant for such Plan Year and the amount of Employer Matching Contributions made or to be made on behalf of such Participant for such Plan Year, any Before-Tax Contributions made on behalf of such Participant that the Administrator has elected to treat as Employer Matching Contributions pursuant to paragraph (d)(2) of this Section 4.4 shall also be adjusted and taken into account in accordance with this subparagraph, except that such Before-Tax Contributions may not be recharacterized as After-Tax Contributions.

Section 4.5. Limitation on Employer Contributions.

The contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the fiscal year of such Employer that coincides with such Plan Year.

Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant’s account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

Any Before-Tax Contributions returned to an Employer pursuant to this Section 4.5 shall be treated as the return of Untaxed Contributions, up to the extent Untaxed Contributions were made by such Participant to the Plan for such Plan Year and, to the extent that the returned contributions exceed such Untaxed Contributions, such returned contributions shall be treated as Designated Roth Contributions made by the Participant to the Plan for the Plan Year.

ARTICLE 5

EMPLOYEE CONTRIBUTIONS

Section 5.1. After-Tax Contributions.

Subject to the limitations set forth in Section 4.4 (relating to limitations on contributions for highly-compensated Eligible Employees) and Section 7.4 (relating to limitations on allocations imposed by section 415 of the Code), each Participant who is an Eligible Employee may elect in accordance with Section 3.2(a) to make After-Tax Contributions under the Plan by payroll deduction. After-Tax Contributions made by a Participant who is a member of a bargaining unit represented by IBEW Local Union 15 for any payroll period shall equal a whole percentage not less than 1 nor more than 10 percent of the Participant’s Compensation for such payroll period, as designated by the Participant in his or her request pursuant to Section 3.2(a). After-Tax Contributions made by any other Participant for any payroll period shall equal a whole percentage not less than 1 nor more than 20 percent and, effective as of January 1, 2006, 50 percent, of the Participant’s Compensation for such payroll period, as designated by the Participant in his or her request pursuant to Section 3.2(a). Except as set forth below, After-Tax Contributions shall be delivered to the Trustee no less frequently than bi-weekly. In addition, if back-pay is awarded to a Participant who is an Eligible Employee and any portion of such back-pay constitutes Compensation as defined in subsection (13) of Article 2 (relating to the definition of compensation), After-Tax Contributions shall be made for such Participant in an amount equal to the After-Tax Contribution percentage, which was most recently chosen by the Participant in his or her request pursuant to Section 3.2(a), of such back-pay that constitutes Compensation. An

After-Tax Contribution described in the preceding sentence shall be treated under the Plan in the same manner as all other After-Tax Contributions and shall be delivered to the Trustee as soon as practicable after the back-pay is paid to the Participant. Except as provided in the following sentence and in Section 4.1, After-Tax Contributions shall be subject to the same provisions regarding commencement, change and suspension applicable to Before-Tax Contributions as set forth in Section 4.1. If a Participant who has not attained age 59 1⁄2 makes a withdrawal of After-Tax Contributions pursuant to Section 8.1(c), then: (a) After-Tax Contributions made by such Participant pursuant to this Section 5.1 shall cease beginning with the first payroll period beginning after the date on which the Participant receives such withdrawal and (b) such Participant shall not again be eligible to elect such contributions until the first payroll period that coincides with or follows the date on which contributions ceased by 6 months.

Section 5.2. Rollover Contributions.

(a) The Trustee shall be authorized to receive, hold and distribute in accordance with the Plan, a direct rollover contribution consisting of cash, transferred to the Plan by (i) a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions to such plan, (ii) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions or (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Trustee shall also be authorized to receive, hold and distribute in accordance with the Plan, a Participant contribution of an eligible rollover distribution from (A) a qualified plan described in section 401(a) or 403(a) of the Code, (B) an annuity contract described in section 403(b) of the Code, (C) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state or (D) an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. The amounts transferred must be eligible rollover distributions, as defined in section 402(c) of the Code. Effective December 1, 2012, an eligible rollover distribution of a lump sum amount from a qualified defined benefit plan sponsored by the Company also may be contributed to this Plan in accordance with administrative rules established by the Administrator. Notwithstanding any provision of the Plan to the contrary, a rollover contribution shall not include “designated Roth contributions” described in section 402A of the Code or any related earnings with respect to such contributions.

(b) Delivery of Rollover Contributions to Administrator. Except as otherwise provided in paragraph (a) of this Section 5.2, if an individual desires to make a rollover contribution pursuant to such paragraph (a), such contribution either (i) shall be delivered by the individual to the Administrator and by the Administrator to the Trustee on or before the 60th day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law, or (ii) shall be transferred on behalf of the individual directly from the trust from which the eligible rollover distribution is made. Any contribution that is delivered by the Eligible Employee must be accompanied by (i) a statement of the Employee that to the best of his or her knowledge the amount so transferred meets the conditions specified in paragraph (a) of this Section 5.2, (ii) a copy of such documents as may have been received by the Employee advising him or her of the amount of and the character of such distribution and (iii) any investment election with respect to such contribution in such form and manner as may be required by the Administrator. Notwithstanding the foregoing, the Administrator shall not accept a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or Regulations, and the Administrator shall not be required to accept such a contribution to the extent it consists of property other than cash.

Section 5.3. Special Accounting Rules for Rollover Contributions.

If a rollover contribution is made by or on behalf of an Employee, the Administrator shall cause a Rollover Account to be established and maintained for such Employee to which shall be credited all rollover contributions made pursuant to Section 5.2. A rollover contribution shall be credited to such Rollover Account as of the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee.

If a rollover contribution is made by, or a direct transfer is made on behalf of, an Eligible Employee prior to becoming a Participant, such Eligible Employee shall until such time as he or she becomes a Participant be deemed to be a Participant, and his or her Rollover Account and After-Tax Contributions Account, if any, shall be deemed to be an account of a Participant, for all purposes of the Plan except for the purposes of the allocation of contributions provided for in paragraphs (a), (b), (c), (d) and (e) of Section 7.3 and any determination of when he or she becomes a Participant pursuant to Article 3.

ARTICLE 6

TRUST AND INVESTMENT FUNDS

Section 6.1. Trust.

A Trust shall be created by the execution of a trust agreement between the Company and the Trustee. All contributions under the Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Administrator directs in accordance with the Plan.

Section 6.2. Investment Funds.

The Trustee shall establish and maintain, or shall cause to be established and maintained, an investment fund herein called the “Employer Stock Fund” which shall be invested in Common Stock, and shall also include such short-term obligations and short-term liquid investments purchased by the Trustee, in accordance with the Trust Agreement, pending the selection and purchase of the Common Stock or as otherwise determined by the Trustee to be necessary to satisfy such fund’s cash needs. In addition, as directed by the Investment Office, one or more additional separate investment funds shall be established and maintained and shall be invested as directed by the Investment Office. The Investment Office also may, from time to time, and in its sole discretion, segregate any of the assets held under any investment fund established pursuant to this Section 6.2 and allocate the investment results from such segregated assets among all or a portion of the accounts of Participants in such manner as it shall determine to be appropriate. All charges and expenses incurred in connection with the purchase and sale of investments for a fund shall be charged to such fund except to the extent such charges and expenses are paid by the Employers or from other revenue available to the Plan.

ARTICLE 7

PARTICIPANT ACCOUNTS AND INVESTMENT ELECTIONS

Section 7.1. Participant Accounts and Investment Elections.

(a) Participant Accounts. For each Participant the Administrator shall establish and maintain, or shall cause to be established and maintained, investment accounts to which amounts contributed under the Plan shall be credited according to each Participant’s investment elections pursuant to paragraph (b) of this Section 7.1, subject to the penultimate sentence of the first paragraph of Section 6.2 (relating to the Investment Office’s authority to segregate any of the assets held under any investment fund).

Each such investment account shall, to the extent appropriate, be composed of the following accounts: (A) a Before-Tax Contributions Account, which shall be divided into an Untaxed Contribution Account and a Designated Roth Contributions Account, (B) a Catch-Up Contributions Account, (C) an Employer Matching Contributions Account, (D) an After-Tax Contributions Account, and (E) a Rollover Account. Earnings and losses on investment of funds in each account shall be credited or debited to that account.

All such accounts and subaccounts shall be for accounting purposes only, and there shall be no segregation of assets within the investment funds among the separate Participants’ accounts.

(b) Investment Election. Each Participant, as part of his or her request for participation described in Section 3.2 (or in connection with the delivery of a rollover contribution pursuant to Section 5.2), shall make an investment election that shall apply to the investment of contributions to be made on his or her behalf or by him or her pursuant to Article 4 (relating to Employer contributions) or Article 5 (relating to Employee contributions) and any earnings on such contributions. Such election shall specify that such contributions be invested either (i) wholly in one of the funds maintained or employed by the Trustee pursuant to paragraph (a) of this Section 7.1 or (ii) divided among such funds in 1 percent increments or in such other increments established by the Administrator or the Investment Office from time to time. Each Eligible Employee for whom a Rollover Account is established before such Eligible Employee has become a Participant shall, in the manner prescribed by the Administrator, make such investment election as of the Valuation Date on which such account is established. During any period in which no direction as to the investment of an Employee’s account is on file with the Administrator, contributions or direct transfers made by him or her, or on his or her behalf, to the Plan will be invested in such manner as the Investment Office shall determine.

(c) Change of Investment Election. Subject to such restrictions as may be imposed by the Administrator or the Investment Office (including, without limitation, any restrictions imposed with respect to transfers of funds to or from the Employer Stock Fund described in Section 6.2 by individuals who are subject to Rule16b-3 under section 16 of the Securities Exchange Act of 1934), a Participant may elect to change as of any Valuation Date his or her investment election applicable to all or any portion of his or her current account balance. In addition, a Participant may elect to change as of the first day of any payroll period his or her investment election applicable to future contributions made pursuant to Articles 4 (relating to Employer contributions) or 5 (relating to Employee contributions), or both, as specified by the Participant. Such changes shall be limited to the investment funds then maintained or employed by the Trustee pursuant to paragraph (a) of this Section 7.1. A Participant’s change of investment election must be made in the manner and at the time prescribed by the Administrator (or its delegate). Any such change shall specify that such contributions be invested either (i) wholly in one of the funds maintained or employed by the Trustee pursuant to paragraph (a) of this Section 7.1, or (ii) divided among such funds in 1 percent increments or such other increments established by the Administrator or the Investment Office from time to time.

Section 7.2. Allocation of Net Income of Trust Fund and Fluctuation in Value of Trust Fund Assets.

In the event that contributions, income and losses are not otherwise specifically allocated to Participant accounts by the Trustee, as soon as practical after each Valuation Date, the net worth of each investment fund (as defined in Section 6.2) as of such Valuation Date shall be determined. If the net worth of such investment fund as so determined is more or less than the total of all balances credited as of such Valuation Date to the subaccounts of Participants invested in the investment fund as of such Valuation Date who are Participants as of such Valuation Date, the amount of any excess or deficiency shall be prorated and credited or charged to such subaccounts proportionally to the balances of such subaccounts as of the preceding Valuation Date after making all allocations for such preceding Valuation Date prescribed by this Article and after decreasing each such subaccount by any loans, withdrawals or distributions from such subaccount during such period (but not less than zero), with all of such decreases to be made in such manner as the Administrator determines in its discretion to be necessary.

Notwithstanding any provision of this Article 7, any Designated Roth Contributions Account shall be maintained in a manner that satisfies the separate accounting requirement, and any Regulations or other requirements promulgated, under section 402A of the Code. Accordingly, gains, losses and other credits and charges shall be separately allocated on a reasonable basis to each such account and other accounts under the Plan, the Plan shall keep a record of each Participant’s Designated Roth Contributions that have not been withdrawn, and contributions and withdrawals of Designated Roth Contributions, and related earnings, shall be accounted for with respect to Designated Roth Contributions Accounts. However, forfeitures shall not be allocated to any Designated Roth Contributions Account. These separate accounting requirements apply with respect to a Participant from the time the Participant makes his or her first Designated Roth Contribution until the time the Participant’s Designated Roth Contributions Account is distributed.

Section 7.3. Allocations of Contributions Among Participants’ Accounts.

(a) Allocation of Before-Tax Contributions. Before-Tax Contributions shall be allocated to the Before-Tax Contributions Account of each Participant for whom such contributions are made as soon as practical after such contributions are delivered to the Trustee or insurer maintaining a group annuity contract. The Before-Tax Contributions that consist of (i) Before-Tax Contributions made on behalf of the Participant pursuant to Section 4.1 for Plan Years beginning prior to (A) in the case of a Participant who is not a Local 15 Member, January 1, 2006, and (B) in the case of a Participant who is a Local 15 Member, January 1, 2009, (ii) any Before-Tax Contributions transferred to the Plan from the PECO Energy Company Employee Savings Plan on behalf of such Participant, and (iii) any Before-Tax Contributions that are Untaxed Contributions made pursuant to Section 4.2 for Plan Years beginning on or after (A) in the case of a Participant who is not a Local 15 Member, January 1, 2006, and (B) in the case of a Participant who is a Local 15 Member, January 1, 2009, shall be allocated to the Untaxed Contributions Account of such Participant. The Before-Tax Contributions that consist of Designated Roth Contributions made on behalf of the Participant pursuant to paragraph (c) Section 4.2 (relating to Untaxed Contributions and Designated Roth Contributions) for Plan Years beginning on or after (A) in the case of a Participant who is not a Local 15 Member, January 1, 2006, and (B) in the case of a Participant who is a Local 15 Member, January 1, 2009, January 1, 2006 shall be allocated to the Designated Roth Contributions Account of such Participant.

(b) Allocation of Catch-Up Contributions. Catch-Up Contributions shall be allocated to the Catch-Up Contributions Account of each Participant for whom such contributions are made as soon as practical after such contributions are delivered to the Trustee or insurer maintaining a group annuity contract.

(c) Allocation of Employer Matching Contributions. Employer Matching Contributions shall be allocated to the Employer Matching Contributions Account of each Participant for whom such contributions are made as soon as practical after such contributions are delivered to the Trustee or insurer maintaining a group annuity contract.

(d) Allocation of After-Tax Contributions. After-Tax Contributions shall be allocated to the After-Tax Contributions Account of the Participant who makes such contributions as soon as practical after such contributions are delivered to the Trustee or insurer maintaining a group annuity contract.

(e) Allocation of Rollover Contributions and Direct Transfers. Rollover contributions made pursuant to Article 5 (relating to Employee contributions) shall be credited to the Rollover Account of the Participant on whose behalf such contribution is made as of the Valuation Date coinciding with or next following the date on which the contribution is delivered to the Trustee.

(f) Allocation of Forfeitures. The total amount forfeited during any Plan Year shall be used to (i) pay the expenses incurred by the Trustee for the administration of the Trust Fund not paid by the Company, (ii) held to pay the expenses reasonably estimated by the Trustee for the administration of the Trust Fund during the next following Plan Year but not expected to be paid by the Company, or (iii) used to reduce Employer Matching Contributions as determined by the Administrator.

Section 7.4. Limitations on Allocations Imposed by Section 415 of the Code.

Notwithstanding any other provision of the Plan, the amount allocated to a Participant’s accounts under the Plan for each Plan Year shall be limited so that the aggregate annual additions to the Participant’s accounts under this Plan and in all other defined contribution plans maintained by an Employer shall not exceed the lesser of: (A) $46,000 (as adjusted pursuant to section 415(d) of the Code) and (B) 100% of the Participant’s compensation for such Plan Year.

If the amount to be allocated to a Participant’s accounts pursuant to Section 7.3 (relating to allocations of contributions among Participant’s accounts) for a Plan Year would exceed the limitation set forth in this Section 7.4, then such excess shall be reduced before allocations are made to the Participant’s accounts. If, in any Plan Year, the annual additions actually allocated to the Participant’s accounts exceed the limitation set forth in this Section 7.4, then such annual additions shall be corrected in accordance with the Employee Plans Compliance Resolution System of the Internal Revenue Service.

For purposes of this Section 7.4, the “annual additions” for a Plan Year to a Participant’s accounts in this Plan and in any other defined contribution plan maintained by an Employer is the sum during such Plan Year of:

(a) the amount of Employer contributions (including Before-Tax Contributions and Designated Roth Contributions and excluding any Default Before-Tax Contributions that are withdrawn pursuant to paragraph (c)(ii) of Section 3.2) allocated to the Participant’s accounts, excluding, however, (X) Before-Tax Contributions and Designated Roth Contributions that are “catch-up contributions” made pursuant to section 414(v) of the Code, (Y) excess deferrals that are distributed in accordance with section 402(g) of the Code and (Z) restorative payments (within the meaning of section 1.415(c)-1(b)(2)(ii)(C) of the Regulations),

(b) the amount of forfeitures allocated to the Participant’s accounts,

(c) the amount of Employee contributions allocated to the Participant accounts, but excluding any rollover contributions, direct transfers or loan repayments, and

(d) the contributions allocated on behalf of the Participant to any individual medical benefit account (as defined in section 415(l) of the Code) or, if the Participant is a key employee within the meaning of section 419A(d)(3) of the Code, to any post-retirement medical benefits account established pursuant to section 419A(d)(1) of the Code.

For purposes of this Section 7.4, “defined contribution plan” shall have the meaning set forth in section 415 of the Code and Regulations, and the term “Employer” shall include all Affiliates except that in defining Affiliates “more than 50 percent” shall be substituted for “at least 80 percent” where required by section 415(g) of the Code. In addition, for purposes of this Section 7.4, “compensation” shall mean a Participant’s compensation as defined under section 415(c)(3) of the Code (as amended from time to time).

Section 7.5. Correction of Error.

If it comes to the attention of the Administrator that an error has been made in any of the allocations prescribed by this Article or an error has been made in any other respect, appropriate adjustment shall be made to the accounts of all Participants and designated Beneficiaries that are affected by such error, except that no adjustment need be made with respect to any Participant or Beneficiary whose account has been distributed in full prior to the discovery of such error.

ARTICLE 8

WITHDRAWALS AND DISTRIBUTIONS

Section 8.1. Withdrawals and Distributions Prior to Termination of Employment.

(a) Hardship Withdrawals. An Employee who has not attained age 59 1⁄2 may make a request by calling the VRU, or in such other manner as may be prescribed by the Administrator, to withdraw as of any date all or a portion of the balance of his or her Before-Tax Contributions Account (other than earnings credited to such account after December 31, 1988), Catch-Up Contributions Account and Employer Matching Contributions Account only if the Participant has incurred a financial hardship, except that while any loan to the Participant under Section 8.2 remains outstanding, the amount available for withdrawal under this paragraph (a) shall be the balance in such account less the balance of all outstanding loans to the Participant. The determination of the existence of financial hardship and the amount required to be distributed to satisfy the need created by the hardship will be made by the Administrator in a uniform and non-discriminatory manner subject to the following rules:

(A) A financial hardship shall be deemed to exist if, and only if, the Participant certifies to the Committee that the financial need is on account of:

(i)	medical expenses described in section 213(d) of the Code incurred or anticipated to be incurred by the Participant, the Participant’s Spouse or any dependents of the Participant (as defined in section 152 of the Code) or primary beneficiary;

(ii)	funeral or burial expenses incurred by the Participant for the Participant’s deceased parent, Spouse, children or dependent (as defined in section 152 of the Code, without regard to section 152(d)(1)(B) of the Code) or primary beneficiary;

(iii)	the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iv)	the payment of tuition, related educational fees, and room and board expenses for up to the next twelve months of post-secondary education for the Participant, the Participant’s Spouse, children or dependents (as defined in section 152 of the Code, without regard to sections 152(b)(1) and (2) and 152(d)(1)(B) of the Code) or primary beneficiary;

(v)	the need to prevent eviction of the Participant from his or her principal residence or foreclosure of mortgage of the Participant’s principal residence; or

(vi)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

For purposes of the foregoing, an individual is a Participant’s “primary beneficiary” if the Participant has designated him or her as a “Beneficiary” under Section 8.5 and such individual has an unconditional right to all or a portion of the Participant’s accounts upon the Participant’s death.

(B) A distribution shall be deemed to be necessary to satisfy a financial need of the Participant if, and only if, the Participant:

(i)	has obtained all distributions, other than hardship withdrawals, and all nontaxable loans under any Employer’s plan in which the Participant participates, and

(ii)	demonstrates to the satisfaction of the Administrator that the distribution is not in excess of the amount of the immediate and heavy financial need, which need shall include amounts necessary to pay any federal, state and local income taxes, excise taxes and penalties.

If a Participant receives a hardship withdrawal pursuant to this paragraph (a), then, in addition to the cessation of Before-Tax Contributions and After-Tax Contributions required by paragraph (a) of Section 4.1 (relating to initial election regarding regular payroll Before-Tax Contributions), contributions by the Participant to qualified or nonqualified plans of deferred compensation, including a stock option, stock purchase or similar plan, maintained by an Employer also shall (except where excused by regulation) cease beginning with the first payroll period beginning after the date on which the Participant receives such hardship withdrawal and continuing until the first payroll period that coincides with or follows the date on which contributions ceased by six months.

The Participant shall designate the extent to which the hardship withdrawal pursuant to this paragraph (a) are Designated Roth Contributions from the Participant’s Designated Roth Contributions Account and the extent that such withdrawals are Untaxed Contributions from the Participant Untaxed Contributions Account and in the event that any such designation is not made or is incomplete, such hardship withdrawals shall be treated as withdrawals of Designated Roth Contributions to the extent Designated Roth Contributions were made to the Plan and, to the extent that the hardship withdrawal exceeds such Designated Roth Contributions, such hardship withdrawal shall be treated as Untaxed Contributions.

(b) Withdrawals After Age 59 1⁄2. An Employee who has attained age 59 1⁄2 may make a request by calling the VRU, or in such other manner as may be prescribed by the Administrator, to withdraw as of any date an amount which is not greater than the balance of his or her Before-Tax Contributions Account, Catch-Up Contributions Account and Employer Matching Contributions Account as of the most recent Valuation Date determined by the Administrator, except that while any loan to the Participant under Section 8.2 remains outstanding, the amount available for withdrawal shall be the balance in such accounts less the balance of all outstanding loans to the Participant.

The Participant shall designate the extent to which the withdrawal pursuant to this paragraph (b) are Designated Roth Contributions from the Participant’s Designated Roth Contributions Account and the extent that such withdrawals are Untaxed Contributions from the Participant’s Untaxed Contributions Account and in the event that any such designation is not made or is incomplete, such withdrawals shall be treated as withdrawals of Designated Roth Contributions to the extent Designated Roth Contributions were made to the Plan and, to the extent that the withdrawal exceeds such Designated Roth Contributions, such withdrawal shall be treated as Untaxed Contributions.

(c) Withdrawals From the After-Tax Contributions Account. An Employee may make a request by calling the VRU, or in such other manner as may be prescribed by the Administrator, no more than once during any Plan Year, to withdraw from his or her After-Tax Contributions Account an amount which is not greater than the balance of the Participant’s After-Tax Contributions Account as of the most recent Valuation Date determined by the Administrator, except that while any loan to the Participant under Section 8.2 remains outstanding, the amount available for withdrawal shall be the balance in such account less the balance of all outstanding loans to the Participant.

(d) Withdrawals from the Rollover Account. A Participant may make a request by calling the VRU, or in such other manner as may be prescribed by the Administrator, to withdraw an amount which is not greater than the balance in his or her Rollover Account as of the most recent Valuation Date determined by the Administrator, except that while any loan to the Participant under Section 8.2 remains outstanding, the amount available for withdrawal shall be the balance in such account less the balance of all outstanding loans to the Participant.

(e) Qualified Reservist Withdrawals. A Participant who is a Qualified Reservist may make a request by calling VRU, or in such manner as may be prescribed by the Administrator, to withdraw any portion of his or her Before-Tax Contributions Account or his or her Designated Roth Contributions Account, and the amount requested shall not be subject to the 10 percent additional tax imposed pursuant to section 72(t)(2)(G) of the Code, provided that the amount requested is distributed during the period beginning on the date the Participant is ordered or called to active duty and ending at the close of his or her active duty.

(f) Withdrawals of Employer Matching Contributions for Members of IBEW Local Union 614. Notwithstanding any provision in the Plan to the contrary, effective April 16, 2010, a Participant who is a member of a bargaining unit represented by IBEW Local Union 614 and who has completed 60 months as a Participant may elect, in accordance with procedures established by the Administrator, to receive a distribution of all or any part of his or her Employer Matching Contributions Account, as adjusted for gains, earnings and losses attributable thereto determined as of the Valuation Date next succeeding the date of receipt of the request for distribution.

Additionally, effective April 16, 2010, a Participant who is a member of a bargaining unit represented by IBEW Local Union 614, regardless of whether he or she has completed 60 months as a Participant, may elect, in accordance with procedures established by the Administrator, to receive a distribution of all or any part of that portion of the Employer Matching Contributions Account that is derived from Employer Matching Contributions in excess of Employer Matching Contributions allocated to his or her Employer Matching Contributions Account during the two Plan Years preceding the Plan Year in which the withdrawal takes place, adjusted for gains, earnings and losses attributable thereto determined as of the Valuation Date next succeeding the date of receipt of the request for distribution.

No distribution made pursuant to this paragraph (f) may be for an amount which is less than the lesser of (i) $200; and (ii) the balance of the Participant’s Employer Matching Contributions Account, as adjusted for gains, earnings and losses attributable thereto. In addition, a Participant may not make more than one withdrawal pursuant to this paragraph (f) in any Plan Year.

(g) Provisions Applicable to All Withdrawals. Any withdrawal made pursuant to this Section 8.1 shall be made at such time as prescribed by the Administrator and shall be made pro-rata from each of the investment funds in which as of the date of the withdrawal (i) in the case of a withdrawal pursuant to paragraph (a) or (b) of this Section 8.1, the Participant’s Before-Tax Contributions Account, Catch-Up Contributions Account (and, if applicable, Employer Matching Contributions Account) is invested, (ii) in the case of a withdrawal pursuant to paragraph (c) of this Section 8.1, the Participant’s After-Tax Contributions Account is invested, (iii) in the case of a withdrawal pursuant to paragraph (d) of this Section 8.1, the Participant’s Rollover Account is invested, (iv) in the case of a withdrawal pursuant to paragraph (e) of this Section 8.1, the Participant’s Before Tax Contributions Account and Designated Roth Contributions Account, and (v) the case of a withdrawal pursuant to paragraph (f) of this Section 8.1, the Participant’s Employer Matching Contribution Account. Notwithstanding anything in the Plan to the contrary, the Administrator or the Investment Office may impose any restrictions it deems necessary or appropriate with respect to withdrawals by individuals who have any portion of their accounts invested in the Employer Stock Fund described in Section 6.2 and who are subject to Rule 16b-3 under section 16 of the Securities Exchange Act of 1934.

(h) Dividend Distributions in Respect of the Employer Stock Fund. Dividends shall be allocated to the accounts of each Participant, any portion of whose account balance is invested in the Employer Stock Fund in accordance with paragraph (b) of Section 7.1, based upon the total number of shares of Common Stock represented by the Participant’s proportionate share of the Employer Stock Fund as of such date as may be determined from time to time by the Administrator on or before each dividend record date. Cash dividends shall be reinvested in Common Stock (through the Employer Stock Fund) unless the Participant (or his or her Beneficiary) elects, at the time and in the manner prescribed by the Administrator, to receive a cash distribution in an amount equal to such dividend, payable not later than 90 days after the end of the Plan Year in which such dividend was paid.

Section 8.2. Loans to Participants.

(a) Making of Loans. Subject to the restrictions set forth in this Section 8.2, the Administrator shall establish a loan program whereby any Participant who is a party-in-interest (within the meaning of section 3(14) of ERISA) or any Beneficiary who is a party-in-interest and any such Participant’s Beneficiary may request, in the manner and form prescribed by the Administrator, to borrow funds from the Plan. The principal amount of such loan shall be not less than $1,000 and the aggregate amount of all outstanding loans to a Participant or Beneficiary shall not exceed the lesser of: (1) 50% of the value of the aggregate of the Participant’s vested account balances as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made; and (2) $50,000, reduced by the excess, if any, of the highest outstanding loan balances of the Participant under all plans maintained by the Employer during the period of time beginning one year and one day prior to the date such loan is to be made and ending on the date such loan is to be made over the outstanding balance of loans from all such plans on the date on which such loan was made.

(b) Restrictions. Any loan approved by the Administrator pursuant to the preceding paragraph (a) shall be made only upon the following terms and conditions:

(1) The period for repayment of the loan shall be arrived at by mutual agreement between the Administrator and the Participant but such period shall not exceed five years or, in the case of a loan to acquire a principal place of residence, shall not be less than five years or more than 15 years, from the date of the loan. Such loan may be prepaid at any time, without penalty, by delivery to the Administrator of a check in an amount equal to the entire unpaid balance of such loan. No partial prepayment shall be permitted. Except as otherwise provided under uniform and nondiscriminatory procedures established by the Administrator, any loan to a Participant who is an Employee is due in full immediately after termination of employment.

(2) No loan shall be made to a Participant who is an Employee unless such Participant consents to have such loan repaid in substantially equal installments deducted from the regular payments of the Participant’s compensation during the term of the loan. A Participant who (a) was an Employee at the time the Participant received a loan from the Plan, (b) is no longer an Employee and no longer receives compensation from an Employer, but (c) continues to perform services for an Employer, shall consent, either at the time the loan is taken or prior to the date prescribed by the Administrator, to have the balance of any loan outstanding at the time the Participant no longer is an Employee repaid in substantially equal installments over the remaining life of the loan. Such installments shall be paid in the manner specified by the Administrator.

(3) Each loan shall be evidenced by the Participant’s collateral promissory note, in the form prescribed by the Administrator, for the amount of the loan, with interest, payable to the order of the Plan, and shall be secured by an assignment of 50% of the Participant’s vested account balance.

(4) Each loan shall bear a fixed interest rate commensurate with the interest rates then being charged by persons in the business of lending money for loans made under similar circumstances, as determined by the Administrator.

(5) Except as otherwise provided in this Plan, no withdrawal (other than a withdrawal from a Participant’s accounts to the extent that such withdrawal would not reduce the Participant’s vested account balances to less than the then outstanding balance of any loan to such Participant or such higher amount determined by the Administrator to be appropriate security for such loan) or distribution shall be made to any Participant who has borrowed from the Trust, or to a Beneficiary of any such Participant, unless and until the loan, including interest, has been repaid.

(6) A charge shall be made against the account of each Participant requesting a loan equal to such reasonable loan application fee (and loan acceptance fee, if required by the Administrator) as shall be set from time to time by the Administrator.

(7) A Participant is permitted only one loan in any calendar year, provided, however, that no more than five loans to a Participant may be outstanding at any time, except that for a Participant described in the following sentence, no more than three loans may be outstanding at any time (for the period beginning April 1, 2009 and ending August 31, 2010, only one of such outstanding loans may be for the purpose of acquiring a principal place of residence and only two of such outstanding loans may be for other purposes). A Participant described in the preceding sentence is any of the following: (A) a Participant who is a member of a bargaining unit represented by IBEW Local Union 15, (B) a Participant who is employed at Byron in Nuclear Security and is a member of United Security System Union Local 1, (C) a Participant who is employed at Oyster Creek in Nuclear Security and is a member of United Government Security Officers of America Local 17, (D) a Participant who is employed at Three Mile Island in Nuclear Security in Nuclear Security and is a member of United Government Security Officers of America Local 18, and (E) a Participant who is classified by an Employer as a management employee.

(8) Loan repayments shall be invested in the various investment funds as elected by the Participant.

(9) The Administrator may, in its sole discretion, restrict the amount to be disbursed pursuant to any loan request to the extent it deems necessary to take into account any fluctuations in the value of a Participant’s accounts since the Valuation Date immediately preceding the date on which such loan is to be made.

(10) Any restrictions the Administrator or the Investment Office determines are necessary or appropriate with respect to loans requested by individuals who have any portion of their accounts invested in the Employer Stock Fund described in Section 6.2 and who are subject to Rule 16b-3 under section 16 of the Securities Exchange Act of 1934.

If any loan or portion of a loan made to a Participant under the Plan, together with the accrued interest thereon, is in default (taking into account any grace period permitted by law, and as determined by the Administrator), the Administrator shall take appropriate steps to collect on the note and foreclose on the security. If upon a Participant’s termination of employment entitling the Participant to a distribution under Section 8.3 (relating to distributions upon termination of employment), death or retirement, any loan or portion of a loan made to such Participant under the Plan, together with the accrued interest thereon, remains unpaid, such unpaid amount may be repaid to the Plan no later than the last day of the calendar quarter following the calendar quarter in which such termination of employment occurred or as of such later date or dates permitted under uniform and nondiscriminatory procedures established by the Administrator. If full repayment is not so made, an amount equal to the unpaid portion of such loan, together with the accrued interest thereon, shall be charged to the Participant’s accounts after all other adjustments required under the Plan, but before any distribution pursuant to Section 8.3 (relating to distributions upon termination of employment).

(c) Loan Subaccount. The Trustee shall establish and maintain a loan subaccount on behalf of each Participant or Beneficiary to whom a loan is made under this Section 8.2. Such subaccount shall represent the investment of the Participant’s or Beneficiary’s account in such loan. As of the Valuation Date immediately preceding the date on which a loan is approved, the Participant’s or Beneficiary’s loan subaccount shall be credited with the amount of the loan and thereafter shall be debited with repayments of the principal of such loan. The various accounts maintained for the Participant or Beneficiary shall be invested in the loan subaccount and debited by the amount of the loan and credited with payments of interest on, and repayments of principal of, such loan in accordance with uniform rules established by the Administrator.

(d) Sarbanes-Oxley. Notwithstanding any provision of the Plan to the contrary, the Administrator reserves the right to deny the request of a Participant for a loan that, in the judgment of the Administrator, would violate any provision of the Sarbanes-Oxley Act of 2002.

Section 8.3. Distributions Upon Termination of Employment.

(a) Termination of Employment under Circumstances Entitling Participant to Full Distribution of His or Her Account Balance. If a Participant terminates employment, the Participant, or his or her designated Beneficiary, as the case may be, shall be entitled to receive the entire balance of the Participant’s accounts, at the time set forth in Section 8.4 (relating to time of distribution) and in the manner set forth in paragraph (b) of this Section 8.3.

(b) Form of Distribution. (1) Subject to paragraph (d) of this Section 8.3 (relating to small benefits payable in lump sum), any distribution to which a Participant or Beneficiary, as the case may be, becomes entitled upon termination of employment shall be distributed by whichever of the following forms of distribution the Participant or Beneficiary, as the case may be, elects by calling the VRU, or in such other manner as may be prescribed by the Administrator:

(A)	By payment in a lump sum.

(B)	By payment in a series of approximately equal annual, quarterly, or monthly installments, over a period of up to 15 years; provided that installments shall not be available with respect to amounts invested in the CNA 1997 guaranteed investment contract.

A Participant who elected to receive distribution of his or her vested account balance in the form of installments may, at any time after such election is made, elect to receive the remaining amount of his or her vested account balance in the form of a lump sum payment. If no election is made by a Participant or Beneficiary, as the case may be, as to the form of distribution, the Participant’s vested account balance shall be distributed in the form of a lump sum payment.

The amount distributed hereunder shall be paid in cash, except that if the Participant’s account is paid in a lump sum, then the Participant may request that all of his or her account invested in the Employer Stock Fund be distributed in whole shares of Common Stock held in such Fund with any fractional share being paid in cash. The number of shares of Common Stock to be distributed shall be based on the current fair market value of a share of Common Stock as determined by the Trustee under Section 7.2 (relating to allocation of net income of Trust Fund and fluctuation in value of Trust assets) as of the Valuation Date coinciding with or immediately preceding the date payment of the Participant’s account is to be made. Requests for distribution in the form of Common Stock shall be made at such time and in such manner as the Administrator shall determine under rules and regulations which are uniformly applied.

Notwithstanding the preceding paragraphs, no distribution shall be made in the form of installments with respect to a Participant’s Rollover Account that was established to hold the amount distributed or directly transferred from the Commonwealth Edison Company Employee Stock Ownership Plan upon such plan’s termination if the Participant elected not to receive distribution of such amount until his or her 65th birthday.

(c) Notice of Availability of Election of Optional Forms of Benefits. No less than 30 days (or such shorter period as permitted by law) and no more than 90 days before distribution is to be made hereunder, the Administrator, or its designee, shall explain to the Participant that he or she may elect either form of distribution set forth in paragraph (b) of this Section 8.3. Such explanation shall include a general description of the eligibility conditions and other material features of the optional forms of distribution provided under the Plan. Notwithstanding the first sentence of this paragraph (c), distribution may commence less than 30 days after the description described above is given, provided that: (i) the Administrator, or its designee, clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the explanation to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the explanation, affirmatively elects a distribution. The description referred to in this paragraph (c), as well as the explanation of the participant’s right to a period of at least 30 days to consider such explanation before electing a distribution, shall be provided to the Participant through the VRU or in such other manner prescribed by the Administrator.

(d) Small Benefits Payable in Lump Sum. Notwithstanding any provision of the Plan to the contrary, if the vested amount of the Participant’s account balances does not exceed $5,000, not including the value of the Participant’s Rollover Account or, for distributions occurring on or after March 28, 2005, $1,000, including the value of the Participant’s Rollover Account (such amount referred to herein as the “small benefit amount”), such vested amount shall be distributed in a lump sum cash payment as soon as administratively practicable after the Participant’s termination of employment in accordance with such procedures as may be established by the Administrator.

(e) Direct Rollover Option. In the case of a distribution from the Plan (excluding any amount offset against the Participant’s account balance to repay the outstanding balance of any unpaid loan) which is an “eligible rollover distribution” within the meaning of section 402(c)(4) of the Code, a Participant (or surviving Spouse of a Participant or a former Spouse who is an alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code) may elect that all or any portion of such distribution shall be directly transferred as a rollover contribution from this Plan to (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code, (iii) an annuity plan described in section 403(a) of the Code, (iv) an annuity contract described in section 403(b) of the Code, (v) a retirement plan qualified under section 401(a) of the Code (the terms of which permit the acceptance of rollover contributions), (vi) an eligible plan under section 457(b) of the Code which is maintained by an eligible employer described in section 457(e)(1)(A) of the Code (the terms of which permit the acceptance of rollover contributions) or (vii) effective January 1, 2008, a Roth IRA described in section 408A of the Code. However, in the case of a distribution of a Participant’s After-Tax Contributions Account prior to January 1, 2007, such distribution shall only be directly transferred as a rollover contribution from this Plan to an account or annuity described in section 408 of the Code, or to such a retirement or annuity plan described in section 401(a) or 403(a) of the Code that is a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such amount which is includible in gross income and the portion of such distribution which is not so includible. In the case of a distribution of a Participant’s After-Tax Contributions Account on or after January 1, 2007, such distribution shall only be directly transferred as a rollover contribution to an account or annuity described in section 408 of the Code, or to such a qualified retirement or annuity plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such amount which is includible in gross income and the portion of such distribution which is not so includible. Notwithstanding any provision of this paragraph (e), in the case of any eligible rollover distribution that includes all or any portion of the Participant’s Designated Roth Contributions Account, a Participant or surviving Spouse or a former Spouse who is an alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code may elect to transfer such portion only to another plan which accounts for Designated Roth Contributions described in section 402A of the Code or to a Roth IRA described in section 408A of the Code and only to the extent the rollover is permitted by the rules of section 402(c) of the Code. In addition, in the case of a distribution described in the preceding sentence that occurs on or after January 1, 2008, a Beneficiary who is not the surviving Spouse of the Participant may elect that all or any portion of such distribution shall be directly transferred as a rollover contribution from this Plan to (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code or (iii) effective January 1, 2010, a Roth IRA described in section 408A of the Code, that, in either case, is established for the purpose of receiving such distribution on behalf of the Beneficiary.

Section 8.4. Time of Distribution.

A Participant who has terminated employment shall commence receiving distribution of his or her vested account balance as soon as administratively practical after the Valuation Date coinciding with or immediately following the date on which the Participant attains age 65, except as provided below.

(1)	Early Distribution. Except as provided in subparagraph (7), a Participant whose Termination Date is prior to his or her 65th birthday may elect by calling the VRU, or in such other manner as may be prescribed by the Administrator, prior to his or her termination of employment to have distribution of his or her vested account balance commence within 60 days after the Valuation Date coinciding with or immediately following the Participant’s Termination Date.

(2)	Deferral of Distribution. A Participant may elect by calling the VRU, or in such other manner as may be prescribed by the Administrator, which election shall be made at the time prescribed by the Administrator, that distribution of his or her vested account balance commence as soon as practicable after the Participant’s attainment of age 70 1⁄2.

(3)	Elections After Termination Date. Except as provided in subparagraph (7), a Participant who has terminated employment and whose distribution is to commence either after the Participant’s attainment of age 65 or 70 1⁄2 may elect at any time by calling the VRU, or in such other manner as may be prescribed by the Administrator, to have distribution of his or her vested account balance made within 60 days after the date such election is made.

(4)	Required Beginning Date. Distributions paid or commencing during the Participant’s lifetime shall commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1⁄2, except that distributions made to a Participant who is not a “five percent owner” (as defined in section 416(i) of the Code) may commence on April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1⁄2 or the calendar year in which the Participant retires. Notwithstanding any provision of the Plan to the contrary, any distributions required by this subparagraph shall be made not less rapidly than in accordance with the final Regulations under Section 401(a)(9). The Participant shall designate the extent to which the distribution of Before-Tax Contributions pursuant to this subparagraph 4 are Designated Roth Contributions from the Participant’s Designated Roth Contributions Account and the extent that such withdrawals are Untaxed Contributions from the Participant’s Untaxed Contributions Account and in the event that any such designation is not made or is incomplete, such distribution shall be treated as a distribution of Designated Roth Contributions to the extent Designated Roth Contributions were made to the Plan and, to the extent that the distribution of Before-Tax Contributions exceeds such Designated Roth Contributions, such distribution shall be treated as Untaxed Contributions.

(5)

Distributions Commencing After Participant’s Death. Distributions commencing after the Participant’s death shall be completed within five years after the death of the Participant, except that (i) effective with respect to any Participant whose death occurs on or after January 1, 1995, regardless of when such Participant’s employment terminated, if the Participant’s Beneficiary is the Participant’s Spouse, distribution may be deferred until the date on which the Participant would have attained age 70 1⁄2 had he or she survived and (ii) if the Participant’s Beneficiary is a natural person other than the Participant’s Spouse and distributions commence not later than one year after the Participant’s death, such distributions may be made over a period not longer than the life expectancy of such Beneficiary. If at the time of the Participant’s death, distribution of the Participant’s benefit has commenced, the remaining portion of the Participant’s benefit shall be paid in the manner elected by the Participant’s Beneficiary, but at least as rapidly as was the method of distribution being used prior to the Participant’s death.

(6)	Distribution of Rollover Account After Termination Date. A Participant who has terminated employment or the Beneficiary of such Participant, as the case may be, may elect by calling the VRU, or in such other manner as may be prescribed by the Administrator prior to the time his or her vested account balance is distributed under this Section 8.4 to have distribution of the balance of his or her Rollover Account commence at such prior time as the Participant or Beneficiary shall elect, provided that, while any loan to the Participant under Section 8.2 remains outstanding, such distribution shall be made only to the extent that the balance of such Participant’s vested account balance remaining after such distribution will equal or exceed the balance of all outstanding loans to the Participant.

(7)	Compliance with Section 401(a)(9) of the Code. Notwithstanding any provision of the Plan to the contrary, all distributions will be made in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder, including the minimum distribution incidental death benefit requirement thereof. Notwithstanding the foregoing, any amount that would be a required minimum distribution described in section 401(a)(9) of the Code which is attributable to the 2009 calendar year will not be distributed to a Participant, or his or her Beneficiary, as applicable, unless such individual elects to receive such distribution. In addition, the five-year period described in subparagraph (5) above shall be determined without regard to calendar year 2009.

Notwithstanding anything contained herein to the contrary and except as provided in subparagraph (4) above, in the event that the recordkeeper for the Plan is changed, distributions may be made at such time as prescribed by the Administrator in order to accommodate the transfer of records to the new recordkeeper.

Section 8.5. Designation of Beneficiary.

Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and that may be an entity other than a natural person) to receive any distribution to be made under Section 8.3 (relating to distributions upon termination of employment) upon the death of such Participant or, in the case of a Participant who dies subsequent to termination of his or her employment but prior to the distribution of the entire amount to which he or she is entitled under the Plan, any undistributed balance to which such Participant would have been entitled, provided, however, that no such designation (or change thereof) shall be effective if the Participant was married on the date of the Participant’s death unless such designation (or change thereof) was consented to at the time of such designation (or change thereof) by the person who was the Participant’s Spouse, in writing, acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Administrator that such consent could not be obtained because the Participant’s Spouse cannot be located or such other circumstances as may be prescribed in Regulations. Subject to the preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change therein shall be made in the form prescribed by the Administrator and shall be filed with the Administrator. A Participant’s beneficiary designation in effect under the PECO Energy Company Employee Savings Plan immediately prior to March 31, 2001 shall remain in effect under the Plan on and after March 31, 2001 until such time as such designation is changed or canceled in accordance with this Section 8.5. If (i) no Beneficiary has been named by a deceased Participant, (ii) such designation is not effective pursuant to the proviso contained in the first sentence of this section, or (iii) the designated Beneficiary has predeceased the Participant, any undistributed balance of the deceased Participant shall be distributed by the Trustee at the direction of the Administrator (a) to the surviving Spouse of such deceased Participant, if any, or (b) if there is no surviving Spouse, to the surviving children of such deceased Participant, if any, in equal shares, or (c) if there is no surviving Spouse or surviving children, to the surviving parents of such deceased Participant, if any, in equal shares, or (d) if there is no surviving Spouse, surviving children or surviving parents, to the executor or administrator of the estate of such deceased Participant or (e) if no executor or administrator has been appointed for the estate of such deceased Participant within six months following the date of the Participant’s death, in equal shares to the person or persons who would be entitled under the intestate succession laws of the state of the Participant’s domicile to receive the Participant’s personal estate. The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him or her and a divorce shall be deemed to revoke any prior designation of the Participant’s divorced Spouse if written evidence of such marriage or divorce is timely received by the Administrator.

Section 8.6. Distributions to Minor and Disabled Distributees.

Any distribution under this Article that is payable to a distributee who is a minor or to a distributee who, in the opinion of the Administrator, is unable to manage his or her affairs by reason of illness or mental incompetency may be made to or for the benefit of any such distributee at such time consistent with the provisions of Section 8.4 (relating to time of distribution) and in such of the following ways as the legal representative of such distributee shall direct: (a) directly to any such minor distributee if, in the opinion of such legal representative, the distributee is able to manage his or her affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor distributee, or (d) to some near relative of any such distributee to be used for the latter’s benefit. Neither the Administrator nor the Trustee shall be required to see to the application by any third party other than the legal representative of a distributee of any distribution made to or for the benefit of such distributee pursuant to this Section.

Section 8.7. “Lost” Participants and Beneficiaries.

If within a period of five years following the death or other termination of employment of any Participant the Administrator in the exercise of reasonable diligence has been unable to locate the person or persons entitled to benefits under this Article 8, the rights of such person or persons shall be forfeited, provided, however, that the Plan shall reinstate and pay to such person or persons the amount of the benefits so forfeited upon a claim for such benefits made by such person or persons. The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited pursuant to Section 8.3 (relating to distribution upon termination of employment) during the Plan Year that the claim for such forfeited benefit is made. If the amount to be reinstated exceeds the amount of such forfeitures, the Employer in respect of whose Employee the claim for forfeited benefit is made shall make a contribution in an amount equal to the remainder of such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 4.5 (relating to limitation on Employer contributions) will be exceeded by such contribution.

Section 8.8. Death Benefits Under USERRA

Effective January 1, 2007, in the case of a Participant who dies while performing Military Service, the Beneficiaries of such Participant shall be entitled to any additional benefits, if any, (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment with an Employer and then terminated such employment on account of such Participant’s death.

ARTICLE 9

PARTICIPANTS’ STOCKHOLDER RIGHTS

Section 9.1. Voting Shares of Common Stock.

Each Participant and Beneficiary shall be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Common Stock then allocated to his or her account and the Trustee shall vote such shares according to the voting directions of the Participant or Beneficiary that have been timely submitted to the Trustee on forms provided by the Trustee for such purpose. Participants and Beneficiaries shall be permitted to direct the Trustee as to the exercise of any voting rights, including, but not limited to, any corporate matter that involves the voting of shares of Common Stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or similar transaction prescribed in Regulations. The Trustee shall with respect to any matter vote the shares of Common Stock credited to Participants’ accounts with respect to which the Trustee does not timely receive voting instructions in the same proportion as to shares the Trustee has received voting instructions. Written notice of any meeting of stockholders of the Company and a request for voting instructions shall be given by the Administrator or the Trustee, at such time and in such manner as the Administrator shall determine, to each Participant or Beneficiary entitled to give instructions for voting shares of Common Stock at such meeting. The Administrator shall establish and pay for a means by which Participants and Beneficiaries can expeditiously deliver such voting instructions to the Trustee. All instructions delivered by Participants or Beneficiaries shall be confidential and shall not be disclosed to any person, including the Employer.

Section 9.2. Tender Offers.

(a) In the event a tender offer is made generally to the stockholders of the Company to transfer all or a portion of their shares of Common Stock in return for valuable consideration, including but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, each Participant or Beneficiary shall be entitled to direct the Trustee regarding how to respond to any such tender offer with respect to the number of shares of Common Stock then allocated to his or her account and the Trustee shall vote such shares according to the voting directions of the Participant or Beneficiary that have been timely submitted to the Trustee on forms provided by the Trustee for such purpose. A Participant or Beneficiary shall not be limited in the number of directions to tender or withdraw from tender that he or she can give, but shall not have the right to give directions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to paragraph (c) of this Section 9.2. The Trustee shall with respect to a tender offer decline to vote the shares of Common Stock credited to Participants’ accounts with respect to which the Trustee does not timely receive directions on how to respond to any such tender offer. All such directions shall be confidential and shall not be disclosed to any person, including the Employer.

(b) Within a reasonable time after the commencement of a tender offer, the Administrator shall provide to each Participant and Beneficiary:

(i)	the offer to purchase as distributed by the offeror to the stockholders of the Company,

(ii)	a statement of the shares of Common Stock allocated to his or her account, and

(iii)	directions as to the means by which a Participant can give directions with respect to the tender offer.

The Administrator shall establish and pay for a means by which a Participant and Beneficiary can expeditiously deliver directions to the Trustee with respect to a tender offer. The Administrator shall transmit or cause to be transmitted to the Trustee aggregate numbers of shares to be tendered or withheld from tender representing directions of Participants and Beneficiaries. The Administrator, at its election, may engage an agent to receive directions from Participants and Beneficiaries and transmit them to the Trustee.

(c) The Trustee may establish a reasonable time, taking into account the time restrictions of the tender offer, after which it shall not accept directions of Participants or Beneficiaries.

(d) Notwithstanding the foregoing, with respect to a tender offer for the purchase or exchange of less than five percent (5%) of the outstanding shares of Common Stock, the Investment Office shall direct the Trustee with respect to the sale, exchange or transfer of the shares of Common Stock held in the Trust Fund, and the Trustee shall follow the direction of the Investment Office.

ARTICLE 10

SPECIAL PARTICIPATION AND DISTRIBUTION RULES RELATING

TO REEMPLOYMENT OF TERMINATED EMPLOYEES AND

EMPLOYMENT BY RELATED ENTITIES

Section 10.1. Change of Employment Status.

If an Employee who is not a Participant becomes eligible to participate because of a change in his or her employment status, such Employee shall become a Participant as of the date of such change if either the Employee is not a member of a bargaining unit represented by IBEW Local Union 15 or the Employee has satisfied the eligibility service requirement set forth in Section 3.1; otherwise the Employee shall become a Participant in accordance with Section 3.1 following satisfaction of the eligibility service requirement.

Section 10.2. Reemployment of an Eligible Employee Whose Employment Terminated Prior to His or Her Becoming a Participant.

(a) If the employment of an Eligible Employee who is a member of a bargaining unit represented by IBEW Local Union 15 terminated before the Employee satisfied the eligibility service requirement set forth in Section 3.1 and such Employee is thereafter reemployed by an Employer, such Employee shall be eligible to become a Participant in accordance with Section 3.1.

(b) If the employment of an Eligible Employee who is a member of a bargaining unit represented by IBEW Local Union 15 terminated after he or she had satisfied the eligibility service requirement set forth in Section 3.1 but prior to becoming a Participant is reemployed by an Employer, he or she shall not be required to satisfy again such requirement and shall be eligible to become a Participant upon filing an application in accordance with Section 3.2 (relating to application for Before-Tax Contributions and After-Tax Contributions).

Section 10.3. Reemployment of a Terminated Participant.

If a terminated Participant is reemployed, the Participant shall not be required to satisfy again the eligibility service requirement set forth in Section 3.1 and shall again become a Participant upon filing an application in accordance with Section 3.2 (relating to application for Before-Tax Contributions and After-Tax Contributions).

Section 10.4. Employment by an Affiliate.

If an individual is employed by an Affiliate, then any period of such employment shall be taken into account solely for the purposes of determining whether and when such individual is eligible to participate in the Plan under Article 3 (relating to participation), when such individual has retired or otherwise terminated his or her employment for purposes of Article 8 (relating to withdrawals and distributions) to the same extent it would have been had such period of employment been as an Employee of his or her Employer.

Section 10.5. Leased Employees.

A leased employee (as defined below) shall not be eligible to participate in the Plan. If an individual who performed services as a leased employee (as defined below) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account solely for the purposes of determining whether and when such individual is eligible to participate in the Plan under Article 3 (relating to participation) and determining when such individual has retired or otherwise terminated his or her employment for purposes of Article 8 (relating to withdrawals and distributions) to the same extent it would have been had such service been as an Employee. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code. Any contributions or benefits provided under such plan to a leased employee by his or her leasing organization shall be treated as provided under this Plan and shall be taken into account under Section 7.4 (relating to limitation on allocations imposed by Section 415 of the Code) to the extent required under section 1.415(a)-1(f)(3) of the Regulations. For purposes of this Plan, a “leased employee” shall mean any person who is not an employee of an Employer and who pursuant to an agreement between an Employer or Affiliate has performed services for an Employer or an Affiliate on a substantially full-time basis for a period of at least one year, which services were performed under the primary direction or control of an Employer or an Affiliate.

Section 10.6. Reemployment of Veterans.

(a) General. The provisions of this Section shall apply in the case of the reemployment by an Employer of an Eligible Employee, within the period prescribed by the Uniformed Service Employment and Reemployment Rights Act (“USERRA”), after the Employee’s completion of a period of Military Service. The provisions of this Section are intended to provide such Employees with the rights required USERRA and section 414(u) of the Code, and shall be interpreted in accordance with such intent.

(b) Make Up of Before-Tax and After-Tax Contributions. Such Employee shall be entitled to make contributions under the Plan (“Make-Up Employee Contributions”), in addition to Before-Tax and After-Tax Contributions which the Employee elects to have made under the Plan pursuant to Section 4.1 (relating to Before-Tax Contributions). From time to time while employed by an Employer, such Employee may elect to contribute Make-Up Employee Contributions during the period beginning on the date of such Employee’s reemployment and ending on the earlier of:

(i)	the end of the period equal to the product of three and such Employee’s period of Military Service, and

(ii)	the fifth anniversary of the date of such reemployment.

Such Employee shall not be permitted to contribute Make-Up Employee Contributions to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of Before-Tax and After-Tax Contributions if the Employee had continued in employment with his or her Employer during such period of Military Service. Such Employee shall be deemed to have earned “Compensation” from his or her Employer during such period of Military Service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the Code. The manner in which an Eligible Employee may elect to contribute Make-Up Employee Contributions pursuant to this paragraph (b) shall be prescribed by the Administrator.

(c) Make Up of Employer Matching Contributions. An Eligible Employee who contributes Make-Up Employee Contributions as described in paragraph (b) shall be entitled to an allocation of Employer Matching Contributions (“Make-Up Matching Contributions”) in an amount equal to the amount of Employer Matching Contributions which would have been allocated to the Employer Matching Contributions Account of such Eligible Employee under the Plan if such Make-Up Employee Contributions had been made in the form of Before-Tax or After-Tax Contributions (as applicable) during the period of such Employee’s Military Service. The amounts necessary to make such allocation of Make-Up Matching Contributions shall be derived from any forfeitures not yet applied towards Employer Matching Contributions for the Plan Year in which the Make-Up Employee Contributions are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Employee’s Employer shall make a special contributions which shall be utilized solely for purposes of such allocation.

(d) Application of Limitations and Nondiscrimination Rules. Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of Military Service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 4.2, 4.5 and 7.4 of the Plan (relating to sections 402(g), 404 and 415 of the Code) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 4.4 of the Plan (relating to limitations on contributions for highly compensated Eligible Employees) for any Plan Year solely on account of any make up contributions made by an Eligible Employee or an Employer pursuant to this Section 10.6.

Section 10.7 Transfer of Employment to or from Facilities formerly Owned by CEG. Effective as of the Effective time (as such term is defined in the Merger Agreement), if a Participant who was a Participant on or prior to the Effective Time transfers employment to or is reemployed by an Employer or an Affiliate in a job classification with respect to which similarly situated employees of such Employer or Affiliate are not eligible to participate in the Plan but are instead eligible to participate in a Company Benefit Plan (as such term is defined in the Merger Agreement) that is intended to be a savings plan qualified under Section 401(a) or 401(k) of the Code (each such plan, a “CEG Savings Plan”) , then such individual shall upon such transfer or reemployment remain a Participant in the Plan and shall not participate in the CEG Savings Plan. If a participant in the CEG Savings Plan who was a participant in such plan on or prior to the Effective Time transfers employment to or is reemployed by an Employer or an Affiliate in a job classification with respect to which similarly situated employees of such Employer or Affiliate are not eligible to participate in such plan but are instead eligible to participate in the Plan, then such individual shall upon such transfer or reemployment remain a participant in the CEG Savings Plan and shall not participate in the Plan.

ARTICLE 11

ADMINISTRATION

Section 11.1. The Administrator, the Investment Office and the Corporate Investment Committee.

(a) The Administrator. The Company acting through its Director, Employee Benefit Plans & Programs, or such other person or committee appointed by the Chief Human Resources Officer from time to time (such director or other person or committee, the “Administrator”), shall be the “administrator” of the Plan, within the meaning of such term as used in ERISA. In addition, the Administrator shall be the “named fiduciary” of the Plan, within the meaning of such term as used in ERISA, solely with respect to administrative matters involving the Plan and not with respect to any investment of the Plan’s assets. The Administrator shall have the following duties, responsibilities and rights:

(i)	The Administrator shall have the duty and discretionary authority to interpret and construe the Plan in regard to all questions of eligibility, the status and rights of Participants, distributees and other persons under the Plan, and the manner, time, and amount of payment of any distribution under the Plan. Benefits under the Plan shall be paid to a Participant or Beneficiary only if the Administrator, in its discretion, determines that such person is entitled to benefits.

(ii)	The Administrator shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 8 (relating to withdrawals and distributions).

(iii)	The Administrator shall supervise the collection of Participants’ contributions made pursuant to Article 5 (relating to Employee contributions) and the delivery of such contributions to the Trustee.

(iv)	The Administrator shall have all powers and responsibilities necessary to administer the Plan, except those powers that are specifically vested in the Investment Office, the Corporate Investment Committee or the Trustee.

(v)	Each Employer shall, from time to time, upon request of the Administrator, furnish to the Administrator such data and information as the Administrator shall require in the performance of its duties.

(vi)	The Administrator may require a Participant or Beneficiary to complete and file certain applications or forms approved by the Administrator and to furnish such information requested by the Administrator. The Administrator and the Plan may rely upon all such information so furnished to the Administrator.

(vii)	The Administrator shall be the Plan’s agent for service of legal process and forward all necessary communications to the Trustee.

(b) Removal of Administrator. The Chief Human Resources Officer shall have the right at any time, with or without cause, to remove the Administrator (including any member of a committee that constitutes the Administrator). The Administrator may resign and the resignation shall be effective upon delivery of the written resignation to the Chief Human Resources Officer or upon the Administrator’s termination of employment with the Employers. Upon the resignation, removal or failure or inability for any reason of the Administrator to act hereunder, the Chief Human Resources Officer shall appoint a successor. Any successor Administrator shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor. None of the Company, any officer, employee or member of the board of directors of the Company who is not the Chief Human Resources Officer, nor any other person shall have any responsibility regarding the retention or removal of the Administrator.

(c) The Investment Office. The Investment Office, shall be the “named fiduciary” of the Plan, within the meaning of such term as used in ERISA, solely with respect to matters involving the investment of assets of the Plan and, any contrary provision of the Plan notwithstanding, in all events subject to the limitations contained in Sections 404(a)(2) and 404(c) of ERISA and the terms of the Plan, and all other applicable limitations. The Investment Office shall have the following duties, responsibilities and rights:

(i)	The Investment Office shall be the “named fiduciary” for purposes of designating the investment funds under Section 6.2 and for purposes of appointing one or more investment managers as described in ERISA.

(ii)	The Investment Office shall be solely responsible for all matters involving investment of the Employer Stock Fund described in Section 6.2 and no other person shall have any responsibility with respect to investment of such fund; provided, however, that effective June 21, 2012, the Investment Office has appointed an independent investment manager under section 3(38) of ERISA to manage the investment of the Common Stock in the Employer Stock Fund and such investment manager (rather than the Investment Office) shall be solely responsible for any and all investment decisions relating thereto.

(iii)	Each Employer shall, from time to time, upon request of the Investment Office, furnish to the Investment Office such data and information as the Investment Office shall require in the performance of its duties.

(d) The Corporate Investment Committee. The Company acting through the Corporate Investment Committee shall be responsible for overall monitoring of the performance of the Investment Office. The Corporate Investment Committee and the Company’s Chief Investment Officer shall have the right at any time, with or without cause, to remove one or more employees of the Exelon Investment Office or to appoint another person or committee to act as Investment Office. Any successor Investment Office employee shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor. The power and authority of the Corporate Investment Committee with respect to the Plan shall be limited solely to the monitoring and removal of the employees of the Investment Office and the Corporate Investment Committee shall have no other duties or responsibilities with respect to the Plan. None of the Company, any officer, employee or member of the board of directors who is not a member of the Corporate Investment Committee, nor any other person shall have any responsibility regarding the appointment or removal of the employees of Investment Office.

(e) Status of Administrator, the Investment Office and the Corporate Investment Committee. The Administrator, any person acting as, or on behalf of, the Investment Office, and any member of the Corporate Investment Committee may, but need not, be an Employee, trustee or officer of an Employer and such status shall not disqualify such person from taking any action hereunder or render such person accountable for any distribution or other material advantage received by him or her under this Plan, provided that no Administrator, person acting as, or on behalf of, the Investment Office, or any member of the Corporate Investment Committee who is a Participant shall take part in any action of the Administrator or the Investment Office on any matter involving solely his or her rights under this Plan.

(f) Notice to Trustee of Members. The Trustee shall be notified as to the names of the Administrator and the person or persons authorized to act on behalf of the Investment Office.

(g) Allocation of Responsibilities. Each of the Administrator, the Investment Office and the Corporate Investment Committee may allocate their respective responsibilities and may designate any person, persons, partnership or corporation to carry out any of such responsibilities with respect to the Plan. Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the Plan.

(h) General Governance. The Corporate Investment Committee shall elect one of its members as chairman and appoint a secretary, who may or may not be a member of such Committee. All decisions of the Corporate Investment Committee shall be made by the majority, including actions taken by written consent. The Administrator, the Investment Office and the Corporate Investment Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs, provided that any such rules and procedures shall be consistent with the provisions of the Plan.

(i) Indemnification. The Employers hereby jointly and severally indemnify the Administrator, the persons employed in the Exelon Investment Office, the members of the Corporate Investment Committee, the Chief Human Resources Officer, and the directors, officers and employees of the Employers and each of them, from the effects and consequences of their acts, omissions and conduct in their official capacity with respect to the Plan (including but not limited to judgments, attorney fees and costs with respect to any and all related claims, subject to the Company’s notice of and right to direct any litigation, select any counsel or advisor, and approve any settlement), except to the extent that such effects and consequences result from their own willful misconduct. The foregoing indemnification shall be in addition to (and secondary to) such other rights such persons may enjoy as a matter of law or by reason of insurance coverage of any kind.

(j) No Compensation. None of the Administrator, any person employed in the Exelon Investment Office nor any member of the Corporate Investment Committee may receive any compensation or fee from the Plan for services as the Administrator, the Investment Office or a member of the Corporate Investment Committee; provided, however that nothing contained herein shall preclude the Plan from reimbursing the Company or any Employer for compensation paid to any such person if such compensation constitutes “direct expenses” for purposes of ERISA. The Employers shall reimburse the Administrator, the persons employed in the Exelon Investment Office and the members of the Corporate Investment Committee for any reasonable expenditures incurred in the discharge of their duties hereunder.

(k) Employ of Counsel and Agents. The Administrator, the Investment Office and the Corporate Investment Committee may employ such counsel (who may be counsel for an Employer) and agents and may arrange for such clerical and other services as each may require in carrying out its respective duties under the Plan.

Section 11.2. Claims Procedure.

Any Participant or distributee who believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received may file a claim with the Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Administrator shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give notice to the claimant, either in writing by registered or certified mail or in an electronic notification, of the Administrator’s decision with respect to the claim. Any electronic notice delivered to the claimant shall comply with the standards imposed by applicable Regulations. If the Administrator determines that special circumstances require an extension of time for processing the claim, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the benefit determination. The notice of the decision of the Administrator with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, the Administrator shall notify the claimant of the adverse benefit determination and shall set forth the specific reasons for the adverse determination, the references to the specific Plan provisions on which the determination is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary, and a description of the claim review procedure under the Plan and the time limits applicable to such procedures, including a statement of the claimant’s right (subject to the limitations described in Sections 13.11 and 13.12) to bring a civil action under Section 502 of ERISA following an adverse benefit determination on review. The Administrator shall also advise the claimant that the claimant or the claimant’s duly authorized representative may request a review by the by the Vice President, Health & Benefits (or such other officer designated from time to time by the Chief Human Resources Officer) of the adverse benefit determination by filing with such officer, within 60 days after receipt of a notification of an adverse benefit determination, a written request for such review. The claimant shall be informed that, within the same 60-day period, he or she (a) may be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits and (b) may submit to such officer written comments, documents, records and other information relating to the claim for benefits. If a request is so filed, review of the adverse benefit determination shall be made by such officer within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the officer’s final decision. If the reviewing officer determines that special circumstances require an extension of time for processing the claim, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the officer expects to render the determination on review. The review of the officer shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The notice of the final decision shall include specific reasons for the determination and references to the specific Plan provisions on which the determination is based and shall be written in a manner calculated to be understood by the claimant.

Section 11.3. Procedures for Domestic Relations Orders.

If the Administrator receives any written judgment, decree or order (including approval of a property settlement agreement) pursuant to domestic relations or community property laws of any state relating to the provision of child support, alimony or marital property rights of a Spouse, former Spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the Participant’s benefit under the Plan to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a “domestic relations order”), the Administrator shall promptly notify the Participant and each other payee specified in such domestic relations order of its receipt and of the following procedures. After receipt of a domestic relations order, the Administrator shall determine whether such order constitutes a “qualified domestic relations order,” as defined in paragraph (b) Section 14.2 (relating to exception for qualified domestic relations orders), and shall notify the Participant and each payee named in such order in writing of its determination. Such notice shall be written in a manner calculated to be understood by the parties and shall set forth specific reasons for the Administrator’s determination, and shall contain an explanation of the review procedure under the Plan. The Administrator shall also advise each party that the party or his or her duly authorized representative may request a review by the Vice President, Health & Benefits (or such other officer designated from time to time by the Chief Human Resources Officer) of the Administrator’s determination by filing a written request for such review. The Administrator shall give each party affected by such request notice of such request for review. Each party also shall be informed that he or she may have reasonable access to pertinent documents and submit comments in writing to such officer in connection with such request for review. Each party shall be given written notice of the officer’s final determination, which notice shall be written in a manner calculated to be understood by the parties and shall include specific reasons for such final determination. Any amounts subject to a domestic relations order which would be payable to the alternate payee prior to the determination that such order is a qualified domestic relations order shall be separately accounted for and not distributed prior to such determination. If within a reasonable time after receipt of written evidence of such order it is determined that such domestic order constitutes a qualified domestic relations order, the amounts so separately accounted for (plus any interest thereon) shall be paid to the alternate payee. If within such reasonable period of time it is determined that such order does not constitute a qualified domestic relations order, the amounts so separately accounted for (plus any interest thereon) shall be paid to such other persons, if any, entitled to such amounts at such time. Prior to the issuance of regulations, the Administrator shall establish the time periods in which the Administrator’s determination, a request for review thereof and the review by the Administrator shall be made, provided that the total of such time periods shall not be longer than 18 months from the date written evidence of a domestic relations order is received by the Administrator.

The duties of the Administrator under this Section 11.3 may be delegated by the Administrator to one or more persons other than the Administrator.

Section 11.4. Notices to Participants, Etc.

All notices, reports and statements given, made, delivered or transmitted to a Participant or distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or distributee or such other person at the address last appearing on the records of the Administrator. A Participant or distributee or other person may record any change of his or her address from time to time by written notice filed with the Administrator.

Section 11.5. Notices to Administrator.

Written directions, notices and other communications from Participants or distributees or any other person entitled to or claiming benefits under the Plan to the Administrator shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Administrator for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.

Section 11.6. Records.

Each of the Administrator and the Investment Office shall keep a record of all of their respective proceedings, if any, and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in their respective judgment for the administration of the Plan or the administration of the investments of the Plan.

Section 11.7. Reports of Trustee and Accounting to Participants.

The Administrator shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee, and the Administrator will, as soon as practicable after the last day of each quarter of each Plan Year furnish each Participant and Beneficiary with a statement reflecting the condition of his or her accounts as of that date.

Section 11.8. Electronic Media.

Notwithstanding any provision of the Plan to the contrary and for all purposes of the Plan, to the extent permitted by the Administrator and any applicable law or Regulation, the use of electronic technologies shall be deemed to satisfy any written notice, consent, delivery, signature, disclosure or recordkeeping requirement under the Plan, the Code or ERISA to the extent permitted by or consistent with applicable law and Regulations. Any transmittal by electronic technology shall be deemed delivered when successfully sent to the recipient, or such other time specified by the Administrator.

ARTICLE 12

PARTICIPATION BY OTHER EMPLOYERS

Section 12.1. Adoption of Plan.

With the consent of the Company, any entity may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such entity.

Section 12.2. Withdrawal from Participation.

Any Employer shall terminate its participation in the Plan at any time, under such circumstances as the Company may provide, by delivering to the Company a duly certified copy of a resolution of its board of directors (or other governing body) to that effect, or by ceasing to be a member of the same controlled group as the Company (within the meaning of section 1563(a) of the Code).

Section 12.3. Company as Agent for Employers.

Each entity that becomes a participating Employer pursuant to Section 12.1 (relating to adoption of Plan) or Article 13 (relating to continuance by a successor) by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of Employees of the particular Employer and their Beneficiaries is set aside in a separate Trust Fund as provided in Section 16.2 (relating to establishment of separate trust).

ARTICLE 13

CONTINUANCE BY A SUCCESSOR

In the event that the Employer is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another entity succeeds to all or substantially all of the Employer’s business, such successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor entity for the Employer under the Plan becomes effective.

If, within 90 days following the effective date of any such reorganization, such successor entity shall not have elected to become a party to the Plan, or if the Employer adopts a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Administrator shall direct the Trustee to distribute the portion of the Trust Fund applicable to such Employer in the manner provided in Article 16 (relating to establishment of separate plan and termination).

If such successor entity is substituted for an Employer by electing to become a party to the Plan as described above, then, for all purposes of the Plan, employment of such Employee with such Employer, including service with and compensation paid by such Employer, shall be considered to be employment with an Employer.

ARTICLE 14

MISCELLANEOUS

Section 14.1. Expenses.

Except as provided in the last sentence of Section 6.2 (relating to expenses of investments for an investment fund), all costs and expenses incurred in administering the Plan and the Trust, including, but not limited to, “direct expenses” incurred in administering the Plan and the Trust (including compensation paid to any employee of an Employer or an Affiliate who is engaged in the administration of the Plan or the Trust), the expenses of the Administrator and the Investment Office, the fees of counsel and any agents for the Administrator and the Investment Office, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses shall, to the extent permitted by law, be paid from the Trust Fund to the extent such expenses are not paid by the Employers. Notwithstanding the foregoing, the Administrator may authorize an Employer to pay any expenses, and the Employer shall be reimbursed from the Trust Fund for such payments. The Administrator, in its discretion, having regard to the nature of a particular expense, shall determine the portion of the expense that is to be borne by each Employer.

Section 14.2. Non-Assignability.

(a) In general. It is a condition of the Plan, and all rights of each Participant and Beneficiary shall be subject thereto, that no right or interest of any Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Beneficiary, including claims for alimony or the support of any Spouse, except as provided below.

(b) Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, if a Participant’s account balance under the Plan, or any portion thereof, is the subject of one or more qualified domestic relations orders, as defined below, such account balance or portion thereof shall be paid to the person and at the time and in the manner specified in any such order. For purposes of this paragraph (b), “qualified domestic relations order” shall mean any “domestic relations order” as defined in Section 11.3 (relating to procedures for domestic relations orders) that creates (or recognizes the existence of) or assigns to a person other than the Participant (an “alternate payee”) rights to all or a portion of the Participant’s account balance under the Plan, and:

(A) clearly specifies

(i)	the name and last known mailing address (if any) of the Participant and each alternate payee covered by such order,

(ii)	the amount or percentage of this Participant’s benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

(iii)	the number of payments to, or period of time for which, such order applies, and

(iv)	each plan to which such order applies;

(B) does not require

(i)	the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan at the time such order is issued,

(ii)	the Plan to provide increased benefits (determined on the basis of actuarial equivalence), and

(iii)	the payment of benefits to an alternate payee that at the time such order is issued already are required to be paid to a different alternate payee under a prior qualified domestic relations order; and

(C) does not require the commencement of payment of benefits to any alternate payee before the earlier of (I) the date on which the Participant is entitled to a distribution under the Plan and (II) the date the Participant attains age 50, except that the order may require the commencement of payment of benefits as soon as administratively practicable after the date such order is determined by the Administrator to be a “qualified domestic relations order”;

all as determined by the Administrator pursuant to the procedures contained in Section 11.3 (relating to procedures for domestic relations orders). Any amounts subject to a domestic relations order prior to determination of its status as a qualified domestic relations order that but for such order would be paid to the Participant shall be segregated in a separate account or an escrow account pending such determination. If within the reasonable time period beginning with the date on which the first payment would be required to be made under a domestic relations order the Administrator determines that the domestic relations order constitutes a qualified domestic relations order, the amount so segregated (plus any interest thereof) shall be paid to the alternate payee. If such determination is not made within such reasonable time period, then the amount so segregated (plus any interest thereon), shall, as soon as practicable after the end of such reasonable time period, be paid to the Participant. Any determination regarding the status of such order after such reasonable time period shall be applied only to payments on or after the date of such determination.

Section 14.3. Employment Non-Contractual.

The Plan confers no right upon an Employee to continue in employment.

Section 14.4. Limitation of Rights.

A Participant or distributee shall have no right, title or claim in or to any specific asset of the Trust Fund, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.

Section 14.5. Merger or Consolidation with Another Plan.

A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

Section 14.6. Gender and Plurals.

Wherever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

Section 14.7. Applicable Law.

Except to the extent preempted by applicable federal law or otherwise provided under the terms of the Plan, the Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Illinois.

Section 14.8. Severability.

If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

Section 14.9. No Guarantee.

Neither the Administrator or the Investment Office, the Employer, nor the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any money that may be or become due to any person from the Trust Fund. Nothing herein contained shall be deemed to give any Participant, distributee, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust Fund.

Section 14.10. Statute of Limitations for Actions under the Plan.

Except for actions to which the statute of limitations prescribed by Section 413 of ERISA applies, (a) no legal or equitable action relating to a claim for benefits under Section 502 of ERISA may be commenced later than one year after the claimant receives a final decision from the Company’s Vice President, Health & Benefits (or such other officer designated from time to time by the Chief Human Resources Officer) in response to the claimant’s request for review of the adverse benefit determination and (b) no other legal or equitable action involving the Plan may be commenced later than two years from the time the person bringing an action knew, or had reason to know, of the circumstances giving rise to the action. This provision shall not be interpreted to extend any otherwise applicable statute of limitations, nor to bar the Plan or its fiduciaries from recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.

Section 14.11. Forum for Legal Actions under the Plan.

Any legal action involving the Plan that is brought by any Participant, any Beneficiary or any other person shall be litigated in the federal courts located in the Northern District of Illinois or the Eastern District of Pennsylvania, whichever is most convenient, and no other federal or state court.

Section 14.12. Legal Fees.

Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to (a) administrative proceedings under the Plan, (b) unsuccessful claims brought by a Participant, Beneficiary or any other person, or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Participant, Beneficiary or any other person against the Plan, the Administrator, the Investment Office, the Vice President, Health & Benefits, any Plan fiduciary, the Chief Human Resources Officer, the Company, its affiliates or their respective officers, directors, employees, or agents (the “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant, Beneficiary or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.

ARTICLE 15

TOP-HEAVY PLAN REQUIREMENTS

Section 15.1. Top-Heavy Plan Determination.

If as of the determination date (as defined in Section 15.2) for any Plan Year (a) the sum of the account balances under the Plan and all other defined contribution plans in the aggregation group (as defined in Section 15.2) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all Participants in such plans who are key employees (as defined in Section 15.2) for such Plan Year exceeds 60 percent of the aggregate of the account balances and present value of accrued benefits of all participants in such plans as of the determination date (as defined in Section 15.2), then this Plan shall be a top-heavy plan for such Plan Year, and the requirements of Sections 15.3 (relating to minimum contribution for top-heavy years) shall be applicable for such Plan Year as of the first day thereof. If the Plan shall be a top-heavy plan for any Plan Year and not be a top-heavy plan for any subsequent Plan Year, the requirements of this Article shall not be applicable for such subsequent Plan Year.

Section 15.2. Definitions and Special Rules.

(a) Definitions. For purposes of this Article, the following definitions shall apply:

(1)	Determination Date. The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined which is coincident with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.

(2)	Aggregation Group. The aggregation group shall consist of (a) each plan of an Employer in which a key Employee is a participant, (b) each other plan that enables such a plan to be qualified under section 401(a) of the Code, and (c) any other plans of an Employer that the Company designates as part of the aggregation group and that shall permit the aggregation group to continue to meet the requirements of sections 401(a) and 410 of the Code with such other plan being taken into account.

(3)	Key Employee. Key Employee shall have the meaning set forth in section 416(i) of the Code.

(4)	Compensation. Compensation shall have the meaning set forth in section 1.415(c)-2 of the Regulations.

(b) Special Rules. For the purpose of determining the accrued benefit or account balance of a Participant, the accrued benefit or account balance of any person who has not performed services for an employer at any time during the 1-year period ending on the determination date shall not be taken into account pursuant to this Section. Any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the 1-year period ending on the last day of the preceding Plan Year shall be treated as a Participant in such plan, and any such distribution shall be included in such Participant’s account balance or accrued benefit, except that in the case of any distribution made for a reason other than separation from service, death or disability, this sentence shall be applied by substituting “5-year period” for the “1-year period” stated herein.

Section 15.3. Minimum Contribution for Top-Heavy Years.

Notwithstanding any provision of the Plan to the contrary, the sum of the Employer contributions under Article 4 (other than Before-Tax Contributions described in Section 4.1) allocated to the account of each Participant (other than a key Employee) during any Plan Year and the forfeitures allocated to the account of such Participant (other than a key Employee) during any Plan Year for which the Plan is a top-heavy plan shall in no event be less than the lesser of (i) 3% of such Participant’s compensation during such Plan Year and (ii) the highest percentage at which contributions are made on behalf of any key Employee for such Plan Year. Notwithstanding the preceding sentence, if the percentage determined pursuant to clause (ii) of the preceding sentence is less than 3%, such percentage shall be recalculated by including Before-Tax Contributions made on behalf of key employees. Such minimum contribution shall be made even if, under other provisions of the Plan, the Participant would not otherwise be entitled to receive an allocation or would receive a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service, or (ii) compensation of less than a stated amount. If, during any Plan Year for which this Section 15.3 is applicable, a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in clause (i) of the first sentence of this Section shall be 5%. The percentage referred to in clause (ii) of the first sentence of this Section shall be obtained by dividing the aggregate of contributions made pursuant to Article 4 and pursuant to any other defined contribution plan that is required to be included in the aggregation group (other than a defined contribution plan that enables a defined benefit plan that is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key Employee by such key Employee’s compensation for the Plan Year. Notwithstanding the above, the provisions of this Section 15.3 shall not apply for any Plan Year with respect to an Eligible Employee who has accrued the defined benefit minimum provided under section 416 of the Code under a qualified defined benefit plan maintained by an Employer or Affiliate.

ARTICLE 16

AMENDMENT, ESTABLISHMENT OF SEPARATE PLAN AND TERMINATION

Section 16.1. Amendment.

The Company may at any time and from time to time amend or modify the Plan by resolution of the Board of Directors of the Company or the Compensation Committee thereof; provided, however, that in the case of any amendment or modification that would not result in an aggregate annual cost to the Company of more than $50,000,000, the Plan may be amended or modified by action of the Chief Human Resources Officer (with the consent of the Chief Executive Officer in the case of a discretionary amendment or modification expected to result in an increase in annual expense or liability exceeding $250,000) or another executive officer holding title of equivalent or greater responsibility. No amendment shall be made in respect of Eligible Employees who are members of a bargaining unit represented by IBEW Local Union 15 that is inconsistent with that portion of the collective bargaining agreement between such an Employer and IBEW Local Union 15 concerning the Plan.

Section 16.2. Establishment of Separate Plan.

If an Employer withdraws from the Plan under Section 12.2 (relating to withdrawal from participation), the Administrator may determine the portion of the Trust Fund held by the Trustee that is applicable to the Participants and former Participants of such Employer and direct the Trustee to segregate such portion in a separate Trust Fund. Such separate Trust Fund shall thereafter be held and administered as a part of the separate plan of such Employer.

The portion of the Trust Fund applicable to the Participants and former Participants of a particular Employer shall be the sum of:

(a)	the total amount credited to all accounts that are applicable to the Participants and former Participants of such Employer and

(b)	an amount that bears the same ratio to the excess, if any, of

(i)	the total value of the Trust Fund over

(ii)	the total amount credited to all accounts

as the total amount credited to the accounts that are applicable to the Participants of such Employer bears to the total amount credited to such accounts of all Participants.

Section 16.3. Termination and Distributions upon Termination of the Plan.

The Company has established the Plan with the bona fide intention and expectation that contributions will be continued indefinitely, but the Company will not have any obligation or liability whatsoever to maintain the Plan for any given length of time and may terminate the Plan at any time by resolution of the Board of Directors or the Compensation Committee thereof, to that effect, without any liability whatsoever for any such termination. Notwithstanding the preceding sentence, the Plan shall not be terminated in respect of Eligible Employees who are members of a bargaining unit represented by IBEW Local Union 15 if such termination is inconsistent with the portion of the collective bargaining agreement between the Employer of such Eligible Employees and IBEW Local Union 15 concerning the Plan. The Plan will be deemed terminated: (a) if and when the Company is judicially declared bankrupt, or (b) upon dissolution of the Company.

Upon termination of the Plan by the Company or withdrawal from participation in the Plan by any Employer pursuant to Section 12.2 (relating to withdrawal from participation) or the partial termination of the Plan with respect to a group of Employees or complete discontinuance of contributions hereunder, distributions shall be made to each affected Participant or other persons entitled to distributions pursuant to Article 8 (relating to withdrawals and distributions). If the entire Plan is terminating, upon the completion of distribution to all Participants, the Trust will terminate, the Trustee will be relieved from all liability under the Trust, and no Participant or other person will have any claims thereunder, except as required by applicable law.

Notwithstanding the preceding paragraph, no distribution shall be made to any Participant (i) until he or she attains age 59 1⁄2 except as otherwise provided in Section 8.3 (relating to distributions upon termination of employment) or (ii) if a successor plan, as defined in Regulations, is established or maintained by the Participant’s Employer.

To the extent that no discrimination in value results, any distribution after termination or partial termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in non-transferable annuity contracts, as the Administrator (in its discretion) may determine. All non-cash distributions shall be valued at fair market value at date of distribution.

If the Internal Revenue Service refuses to issue an initial, favorable determination letter that the Plan and Trust Fund as adopted by an Employer meet the requirements of section 401(a) of the Code and that the Trust Fund is exempt from tax under section 501(a) of the Code, the Employer may terminate its participation in the Plan and shall direct the Trustee to pay and deliver the portion of the Trust Fund applicable to the Participants of such Employer, determined pursuant to Section 16.2 (relating to establishment of separate plan) to such Employer and such Employer shall pay to Participants or their beneficiaries the part of such Employer’s portion of the Trust Fund as is attributable to contributions made by Participants.

Notwithstanding any provision of this Plan to the contrary, no distribution shall be made pursuant to this Section 16.3 (relating to termination and distribution upon termination of the Plan) solely due to the termination of this Plan if, within the meaning of applicable Regulations, the employer establishes or maintains an alternative defined contribution plan.

Section 16.4. Trust Fund to Be Applied Exclusively for Participants and Their Beneficiaries.

Subject only to the provisions of Section 4.5 (relating to the limitation on Employer contributions), 7.4 (relating to limitations on allocations imposed by section 415 of the Code) and 16.3 (relating to termination and distributions upon termination of the Plan), and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of Participants and their Beneficiaries either by operation or termination of the Plan, power of amendment or other means.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this              day of December, 2012.

EXELON CORPORATION

By
Chief Human Resources Officer

SUPPLEMENT I

Transfers from Other Plans

With the consent of the Administrator, whenever a participant in any other qualified savings or profit sharing plan maintained for employees of an entity any of whose assets or stock are acquired by an Employer (the “Other Plan”) becomes a Participant in this Plan, then such Participant’s interest in the Other Plan may be transferred to the Trustee of this Plan and credited to administrative subaccounts to be held, invested, reinvested and distributed pursuant to the terms of the Plan and the Trust and, as of the date of the transfer of any such Participant’s interest in the Other Plan,

(a)	there shall be credited to the Before-Tax Contributions Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents the Participant’s salary reduction contributions, if any, made to the Other Plan on behalf of the Participant,

(b)	there shall be credited to the After-Tax Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents the Participant’s after-tax contributions, if any, made to the Other Plan,

(c)	there shall be credited to the Employer Matching Contributions Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents the matching contributions and other employer contributions, if any, made to the Other Plan on behalf of the Participant, and

(d)	there shall be credited to the Rollover Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents the Participant’s rollover contributions, if any, to the Other Plan.

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Any amounts credited to a Participant’s Before-Tax Contributions Account, After-Tax Contributions Account, Employer Matching Contributions Account and Rollover Account shall be credited to the administrative subaccounts in accordance with such Participant’s investment direction in effect as of the date of such transfer. Any salary reduction contributions credited to the Before-Tax Contributions Account that are designated Roth contributions within the meaning of section 402A of the Code shall be maintained in a manner that satisfies the separate accounting requirement, and any Regulations or other requirements promulgated, under section 402A of the Code. Any special provisions applicable to amounts transferred to the Trustee from any Other Plan shall be set forth in an Exhibit hereto.

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SUPPLEMENT II

Elective Transfers Between This Plan and Plans of Affiliates or the TXU 401(k) Plan

A. Transfers to this Plan. Whenever an individual who is employed by an Affiliate that is not an Employer has a change in employment status that results in such individual (a) becoming an Eligible Employee and (b) being ineligible to make additional elective contributions under a plan maintained by such Affiliate (an “Affiliate Plan”), such Eligible Employee may elect to transfer his or her benefits under the Affiliate Plan to this Plan. Such election must be conditioned upon a voluntary, fully-informed election by the Eligible Employee. In the event that the Eligible Employee makes such election, his or her benefits under the Affiliate Plan shall be credited to his account under this Plan, and such benefits shall be subject to the terms of, and paid as prescribed by, this Plan, and the terms of the Affiliate Plan shall not apply with respect to such benefits.

An individual who becomes an Eligible Employee in connection with the Company’s 2002 acquisition of from Texas Utilities, Inc. (“TXU”) may elect to transfer his or her benefits under TXU’s 401(k) plan (the “TXU Plan”) to this Plan. Such election must be conditioned upon a voluntary, fully-informed election by the Eligible Employee. In the event that the Eligible Employee makes such election, his or her benefits under the TXU Plan shall be credited to his account under this Plan, and such benefits shall be subject to the terms of, and paid as prescribed by, this Plan, and the terms of the TXU Plan shall not apply with respect to such benefits.

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B. Transfers from this Plan. Whenever a Participant has a change in employment status that results in such Participant (a) ceasing to be an Eligible Employee and (b) becoming eligible to participate in an Affiliate Plan, such Participant may elect to transfer his or her benefits under this Plan to the Affiliate Plan. Such election must be conditioned upon a voluntary, fully-informed election by the Participant. In the event that the Participant makes such election, the Participant, effective at the time of the transfer, shall not be entitled to any benefits under this Plan and the benefits transferred to the Affiliate Plan shall be subject to the terms of, and paid as prescribed by, the Affiliate Plan, and the terms of this Plan shall not apply with respect to such benefits.

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SUPPLEMENT III

Merger of Certain AmerGen Plans into this Plan

Purpose. The purpose of this Supplement III is to reflect the merger of the AmerGen Clinton Employee Savings Plan for Nonbargaining Employees (the “Clinton Plan”) and the AmerGen TMI and Oyster Creek Employee Savings Plan for Nonbargaining Employees (collectively, the “AmerGen Plans”) into the Plan effective February 1, 2004 (the “Merger Date”) and to preserve those provisions of the AmerGenPlans that cannot be eliminated by amendment without violating section 411(d)(6) of the Internal Revenue Code and applicable Treasury regulations thereunder.

Definitions. Unless the context clearly indicates otherwise, a term defined in the Plan shall have the same meanings for purposes of this Supplement III.

Conflicts Between the Plan and this Supplement III. This Supplement III and the Plan together comprise the Plan with respect to AmerGen Plan Participants (as defined below). In case of any conflict between the provisions of the Plan and this Supplement III, the terms and provisions of this Supplement III shall govern to the extent necessary to eliminate such conflict.

AmerGen Plan Participants. This Supplement III shall be applicable to all AmerGen Plan Participants. “AmerGen Plan Participants” are participants in the Plan who were participants in the AmerGen Plans and whose account balances under the AmerGen Plans were merged into the Plan.

Vesting. All AmerGen Plan Participants shall be fully vested in their accounts under the Plan.

Withdrawals of Employer Matching Contributions. Notwithstanding any provision in the Plan to the contrary, an AmerGen Plan Participant who, immediately prior to the Merger Date was a participant in the Clinton Plan (“Clinton Participant”) who has completed 60 months as either a participant in the Clinton Plan or a participant in this Plan may elect, in accordance with

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procedures established by the Administrator, to receive a distribution of all or any part of his or her Employer Matching Contributions Account that is attributable to contributions made under the Clinton Plan, as adjusted for gains, earnings and losses attributable thereto determined as of the Valuation Date next succeeding the date of receipt of the request for distribution. Additionally, a Clinton Participant, regardless of his or her period of participation in the Clinton Plan or this Plan, may elect, in accordance with procedures established by the Administrator, to receive a distribution of all or any part of that portion of the Employer Matching Contributions Account that is attributable to contributions made under the Clinton Plan and that is derived from Employer Matching Contributions in excess of Employer Matching Contributions allocated to his or her Employer Matching Contributions Account during the two Plan Years preceding the Plan Year in which the withdrawal takes place, adjusted for gains, earnings and losses attributable thereto determined as of the Valuation Date next succeeding the date of receipt of the request for distribution.

No distribution made pursuant to this paragraph F may be for an amount which is less than the lesser of (i) $200; or (ii) that portion of the Participant’s Employer Matching Contributions Account that is attributable to contributions made under the Clinton Plan, as adjusted for gains, earnings and losses attributable thereto. In addition, a Participant may not make more than one withdrawal pursuant to this paragraph F in any Plan Year.

Loans. With respect to any loan to an AmerGen Plan Participant that is outstanding at the Merger Date, the terms of such loan shall continue to be governed by the note evidencing such loan and the terms applicable to such loan as in effect under the AmerGen Plans as of the Merger Date. All loans made after the Merger Date shall be governed by and in accordance with the terms of the Plan and any loan policy issued thereunder by the Administrator.

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SUPPLEMENT IV

Merger of New England Plan into this Plan

Purpose. The purpose of this Supplement IV is to reflect the merger of the Exelon New England Union Retirement 401(k) Plan ( the “New England Plan”) into the Plan effective November 1, 2004 (the “Merger Date”).

Definitions. Unless the context clearly indicates otherwise, a term defined in the Plan shall have the same meanings for purposes of this Supplement IV.

Conflicts Between the Plan and this Supplement IV. This Supplement IV and the Plan together comprise the Plan with respect to New England Plan Participants (as defined below). In case of any conflict between the provisions of the Plan and this Supplement IV, the terms and provisions of this Supplement IV shall govern to the extent necessary to eliminate such conflict.

New England Plan Participants. This Supplement IV shall be applicable to all New England Plan Participants. “New England Plan Participants” are participants in the Plan who were participants in the New England Plan and whose account balances under the New England Plan were merged into the Plan.

Vesting. All New England Plan Participants shall be fully vested in their accounts under the Plan.

Loans. With respect to any loan to a New England Plan Participant that is outstanding at the Merger Date, the terms of such loan shall continue to be governed by the note evidencing such loan and the terms applicable to such as in effect under the New England Plan as of the Merger Date. All loans made after the Merger Date shall be governed by and in accordance with the terms of the Plan and any loan policy issued thereunder by the Administrator.

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SUPPLEMENT V

Transfers from the Exelon Corporation 401(k) Profit Sharing Plan No. 2

A. Purpose. The purpose of this Supplement IV is to reflect the transfer to the Plan of assets allocated to certain accounts under the Exelon Corporation 401(k) Profit Sharing Plan No. 2 (the “InfraSource Plan No. 2”), which was terminated on November 30, 2007.

B. Definitions. All capitalized terms used in this Supplement IV, but not separately defined herein, shall have the same meanings assigned to such terms in the Plan.

C. Applicability. This Supplement shall apply to any individual (“Affected Participant”) whose benefit under the InfraSource Plan No. 2 is transferred pursuant to Section D of this Supplement IV. An Affected Participant shall be treated as a Participant under the Plan for all purposes of the Plan except, unless the Affected Participant is otherwise eligible to participate in the Plan, for purposes related to making or receiving contributions as set forth in Articles 4 and 5 of the Plan.

D. Transfer. Notwithstanding any provision in the Plan to the contrary, assets allocated to the InfraSource Plan No. 2 accounts of any individual who, in connection with the termination of the InfraSource Plan No. 2, elected to transfer his or her benefits thereunder to the Plan or who did not make a timely election with respect to his or her benefits under the InfraSource Plan No. 2, shall be transferred to the Plan as soon as administratively practicable after November 30, 2007 and credited to a separate account (“Affected Account”) under this Plan.

E. Conflicts Between the Plan and this Supplement IV. This Supplement IV and the Plan together comprise the Plan with respect to Affected Accounts. In case of any conflict between the provisions of the Plan and this Supplement IV, the terms and provisions of this Supplement IV shall govern to the extent necessary to eliminate such conflict.

F. Vesting. Each Affected Participant shall be fully vested in his or her Affected Account.

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